                                                                     EXHIBIT 2.4


                           FIRST AMENDED AND RESTATED
                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                NEW FOCUS, INC.,

                         NECTAR ACQUISITION CORPORATION,

                            GLOBE Y. TECHNOLOGY, INC.

                                   HOWARD YUE

                                       AND

                       THE OTHER PARTIES SIGNATORY HERETO

                          DATED AS OF FEBRUARY 7, 2001

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ARTICLE 1 THE MERGER...........................................................2

    1.1    The Merger..........................................................2
    1.2    Effective Time......................................................2
    1.3    Effect of the Merger on Constituent Corporations....................3
    1.4    Certificate of Incorporation and Bylaws of Surviving Corporation....3
    1.5    Directors and Officers of Surviving Corporation.....................3
    1.6    Maximum Number of Shares of New Focus Common Stock to be Issued;
           Effect on Outstanding Securities of the Company.....................3
    1.7    Adjustments to Exchange Ratio.......................................4
    1.8    Fractional Shares...................................................4
    1.9    Exchange Procedures.................................................4
    1.10   No Further Ownership Rights in Company Common Stock.................5
    1.11   Exemption From Registration; California Permit......................5
    1.12   Taking of Necessary Action; Further Action..........................5

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
  COMPANY SHAREHOLDER..........................................................6

    2.1    Organization and Qualification......................................6
    2.2    Authority Relative to this Agreement................................6
    2.3    Capital Stock.......................................................7
    2.4    No Subsidiaries.....................................................8
    2.5    Directors and Officers..............................................8
    2.6    No Conflicts........................................................8
    2.7    Books and Records; Organizational Documents.........................8
    2.8    Company Financial Statements........................................9
    2.9    Absence of Changes..................................................9
    2.10   No Undisclosed Liabilities.........................................13
    2.11   Taxes..............................................................13
    2.12   Legal Proceedings..................................................14
    2.13   Compliance with Laws and Orders....................................15
    2.14   Plans; ERISA.......................................................15
    2.15   Real Property......................................................17
    2.16   Tangible Personal Property.........................................20
    2.17   Intellectual Property..............................................20
    2.18   Contracts..........................................................24
    2.19   Insurance..........................................................25
    2.20   Employee Matters...................................................25
    2.21   Interested Party Transactions......................................26
    2.22   Environmental Matters..............................................26
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    2.23   Substantial Customers and Suppliers................................27
    2.24   Other Negotiations; Brokers; Third Party Expenses..................28
    2.25   Banks and Brokerage Accounts.......................................28
    2.26   Foreign Corrupt Practices Act......................................28
    2.27   Tax-Free Reorganization............................................28
    2.28   Approvals..........................................................28
    2.29   Permit Application.................................................29
    2.30   Restrictions on Business Activities................................29
    2.31   No Solicitation....................................................29
    2.32   Disclosure.........................................................29

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF NEW FOCUS AND
  MERGER SUB..................................................................30

    3.1    Organization and Qualification.....................................30
    3.2    Authority Relative to this Agreement...............................30
    3.3    Issuance of New Focus Common Stock.................................30
    3.4    SEC Documents; New Focus Financial Statements......................30
    3.5    Approvals..........................................................31
    3.6    Continuation of the Business.......................................31

ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME.................................31

    4.1    Conduct of Business of the Company.................................31
    4.2    No Solicitation....................................................34

ARTICLE 5 ADDITIONAL AGREEMENTS...............................................35

    5.1    Permit Application.................................................35
    5.2    Shareholder Approval...............................................36
    5.3    Access to Information..............................................36
    5.4    Confidentiality....................................................36
    5.5    Expenses...........................................................37
    5.6    Public Disclosure..................................................37
    5.7    Approvals..........................................................37
    5.8    FIRPTA Compliance..................................................37
    5.9    Notification of Certain Matters....................................37
    5.10   Additional Documents and Further Assurances; Cooperation...........38
    5.11   NNM Listing of Additional Shares Application.......................38
    5.12   Company's Auditors.................................................38
    5.13   Takeover Statutes..................................................38
    5.14   Treatment as Reorganization........................................38
    5.15   Tax Matters........................................................39
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    5.16   Information Technology Access......................................39
    5.17   Change of Merger Form..............................................40
    5.18   Intellectual Property..............................................40
    5.19   Delivery of Stock Ledger and Minute Book of the Company............41
    5.20   Registration of Patent Assignments.................................41
    5.21   Execution of Support Agreement and Non-Competition Agreement.......41
    5.22   Execution of Employment and Non-Solicitation Agreements............41
    5.23   Preparation of Financial Statements................................41

ARTICLE 6 CONDITIONS TO THE MERGER............................................41

    6.1    Conditions to Obligations of Each Party to Effect the Merger.......41
    6.2    Additional Conditions to Obligations of the Company................42
    6.3    Additional Conditions to the Obligations of New Focus and
           Merger Sub.........................................................42

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS;
  ESCROW PROVISIONS...........................................................44

    7.1    Survival of Representations, Warranties, Covenants and Agreements..44
    7.2    Representations, Warranties, Covenants and Agreements..............45
    7.3    Escrow Provisions..................................................45

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER...................................53

    8.1    Termination........................................................53
    8.2    Effect of Termination..............................................54
    8.3    Amendment..........................................................54
    8.4    Extension; Waiver..................................................55

ARTICLE 9 MISCELLANEOUS PROVISIONS............................................55

    9.1    Notices............................................................55
    9.2    Entire Agreement...................................................56
    9.3    Post-Closing Cooperation...........................................56
    9.4    Waiver.............................................................56
    9.5    Third Party Beneficiaries..........................................57
    9.6    No Assignment; Binding Effect......................................57
    9.7    Headings...........................................................57
    9.8    Invalid Provisions.................................................57
    9.9    Governing Law......................................................57
    9.10   WAIVER OF TRIAL BY JURY............................................57
    9.11   Construction.......................................................57
    9.12   Counterparts.......................................................58
    9.13   Specific Performance...............................................58
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ARTICLE 10  DEFINITIONS........................................................58

     10.1   Definitions........................................................58
     10.2   Construction.......................................................70

                                    EXHIBITS

Exhibit A   Support Agreement
Exhibit B   Employment and Non-Competition Agreement
Exhibit C   Employment and Non-Solicitation Agreements
Exhibit D   Form of Certificate of Merger
Exhibit E   Form of Shareholder Certificate
Exhibit F   Intentionally Omitted
Exhibit G   Intentionally Omitted
Exhibit H-1 Form of Company Officer's Certificate
Exhibit H-2 Form of Company Secretary's Certificate
Exhibit I   Matters to be Opined Upon by GLOBE Y.  TECHNOLOGY Legal Counsel
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                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

      This FIRST AMENDED AND RESTATED MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "First Amended Merger Agreement") is made and entered into as of February 7, 2001, by and among New Focus, Inc., a Delaware corporation ("New Focus"), Nectar Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of New Focus ("Merger Sub"), GLOBE Y. TECHNOLOGY, Inc., a California corporation (the "Company"), Howard Yue (the "Company Shareholder") , with respect to Article 7 and Article 9 only, Nai-Yu Pai ("Shareholder Agent"), and Cupertino National Bank & Trust, d.b.a. Greater Bay Trust Company ("Escrow Agent"). This Merger Agreement amends and restates in its entirety that certain MERGER AGREEMENT AND PLAN OF REORGANIZATION, entered into as of October 25, 2000, by and among New Focus, Merger Sub, the Company, the Shareholder Agent and the Escrow Agent. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

                                    RECITALS

      A. New Focus, Merger Sub, Company and Shareholder Agent entered into that certain MERGER AGREEMENT AND PLAN OF REORGANIZATION, October 25, 2000 ("Merger Agreement"), and such parties now desire to amend and restate the Merger Agreement in the form of this First Amended and Restated Merger Agreement to, among other things, make Escrow Agent party to the First Amended and Restated Merger Agreement with respect to Articles 7 and 9.

      B. The board of directors of New Focus believes it is in the best interests of New Focus and its stockholders that New Focus acquire the Company through the merger of Merger Sub with and into the Company, pursuant to which the Company shall become a wholly-owned subsidiary of New Focus (the "Merger") and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby.

      C. The board of directors of the Company believes it is in the best interests of the Company and the Company Shareholder that New Focus acquire the Company through the Merger and, in furtherance thereof, have approved the Merger, this Agreement and the transactions contemplated hereby.

      C. Pursuant to the Merger, subject to the terms and conditions of this Agreement, all of the shares of common stock of the Company which are issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive shares of New Focus common stock, par value $0.001 per share ("New Focus Common Stock").

      D. As a condition and an inducement to New Focus to enter into this Agreement, the Company Shareholder has concurrently herewith entered into a Support Agreement with New Focus in substantially the form attached hereto as Exhibit A ("Support Agreement") pursuant to which, among other things, the Company Shareholder has agreed to vote the shares of Company Common Stock owned by him in favor of the Merger.

      E. As a condition and a further inducement to New Focus to enter into this Agreement, the Company Shareholder has agreed to enter into an Employment and Non-Competition Agreement substantially in the form attached hereto as Exhibit B (the "Employment and Non-Competition Agreement").

      F. As a condition and a further inducement to New Focus to enter into this Agreement, certain consultants and employees of the Company have agreed to enter into Employment and Non-Solicitation Agreements substantially in the form attached hereto as Exhibit C (the "Employment and Non-Solicitation
Agreements"), each of which shall become effective at the Effective Time.

      G. New Focus and the Company intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and in furtherance thereof intend that this Agreement shall be a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Internal Revenue Code.

      H. A portion of the shares of New Focus Common Stock otherwise issuable or reserved for issuance by New Focus in connection with the Merger shall be placed in escrow by New Focus, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 7 herein.

      I. The Company and New Focus desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

      NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

      1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the applicable provisions of California Law and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company is sometimes referred to herein as the "Surviving Corporation."

      1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable after January 1, 2001, provided that all of the conditions set forth in Article 6 have been satisfied or waived, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by New Focus and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument), in substantially the form attached hereto as Exhibit D (the "Certificate of Merger"), with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, in accordance with the relevant provisions of applicable California Law and Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing or such later time as may be agreed to by the parties and set forth in the Certificate of Merger being referred to herein as the "Effective Time").

      1.3 Effect of the Merger on Constituent Corporations. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation and Bylaws of Surviving Corporation.

            (a) At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation and bylaws of the Surviving Corporation.

            (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the certificate of incorporation and applicable law.

      1.5 Directors and Officers of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

      1.6 Maximum Number of Shares of New Focus Common Stock to be Issued; Effect on Outstanding Securities of the Company. The maximum number of shares of New Focus Common Stock to be issued in exchange for all shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time, as determined in accordance with the terms of this Agreement, shall not exceed the Total Merger Consideration. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of New Focus, the Company or the Company Shareholder, the following shall occur:

            (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and converted automatically (subject to Section 1.8) into the right to receive, that number of shares of New Focus Common Stock equal to the Exchange Ratio, it being understood

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

that certain shares of New Focus Common Stock issuable pursuant to this Section 1.6(a) shall be held in escrow in accordance with Article 7 hereof.

            (b) Conversion of Common Stock of Merger Sub. Each share of common stock, $.001 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute a share of common stock of the Surviving Corporation.

      1.7 Adjustments to Exchange Ratio. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into New Focus Common Stock or Company Common Stock), reorganization, reclassification, recapitalization or other like change with respect to New Focus Common Stock or Company Common Stock the effective date of which occurs after the date hereof and prior to the Effective Time.

      1.8 Fractional Shares. No fraction of a share of New Focus Common Stock will be issued in the Merger, but in lieu thereof, if the Company Shareholder would otherwise be entitled to a fraction of a share of New Focus Common Stock (after aggregating all fractional shares of New Focus Common Stock to be received by such holder), he shall, instead, be entitled to receive from New Focus an amount of cash (rounded down to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price.

      1.9 Exchange Procedures.

            (a) New Focus Common Stock. As promptly as practicable after the Closing Date, New Focus shall deposit with the Exchange Agent for exchange in accordance with this Article 1, the aggregate number of shares of New Focus Common Stock issuable in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to Section 1.8; provided, however, that, on behalf of the Company Shareholder, New Focus shall deposit into an escrow account a number of shares of New Focus Common Stock equal to the Escrow Amount.

            (b) Exchange Procedures. After the Effective Time and upon surrender of the Company Shareholder's certificate representing Company Common Stock, which was converted into the right to receive shares of New Focus Common Stock pursuant to Section 1.6 (the "Certificate"), for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by New Focus, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of New Focus Common Stock (less the number of shares of New Focus Common Stock to be deposited in the Escrow Funds on the Company Shareholder's behalf pursuant to Article 7) and cash in lieu of fractional shares to which such holder is entitled pursuant to Sections 1.6 and 1.8, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
Article 7, New Focus shall cause to be distributed to the Escrow Agent a certificate or certificates (in such denominations as may be requested by the Escrow Agent) representing that number of shares of New Focus Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the Company Shareholder on whose behalf such shares were deposited in the Escrow Funds and shall be available to compensate New Focus as provided in Article 7. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of New Focus Common Stock into which such shares of Company Common Stock shall have been so converted (subject only to, if applicable, the expiration or early termination of any waiting period under the HSR Act which is applicable to the holder of such shares) and cash in lieu of fractional shares.

      1.10 No Further Ownership Rights in Company Common Stock. All shares of New Focus Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

      1.11 Exemption From Registration; California Permit. New Focus and the Company intend that the shares of New Focus Common Stock to be issued pursuant to Section 1.6 in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder (the "Securities Act"), by reason of Section 3(a)(10) thereof or, pursuant to Section 5.1(c), by reason of Section 4(2) of the Securities Act. Subject to the provisions of Section 5.1(c), New Focus and the Company intend that the shares of New Focus Common Stock to be issued pursuant to Section 1.6 in connection with the Merger will be qualified under the California Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law (the "Fairness Hearing"). Each of New Focus and the Company shall use commercially reasonable efforts (i) to file promptly following the execution and delivery of this Agreement, an application for issuance of a permit pursuant to Section 25121 of the California Code to issue such securities (the "California Permit") and (ii) to obtain the California Permit as promptly as practicable thereafter.

      1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all Assets and Properties, rights, privileges, powers and franchises of the Company, or to effect the assignment to the Surviving Corporation of any and all (a) Company Intellectual Property related to the Company's business including such Intellectual Property created by the Company Shareholder prior to the Company's incorporation, which was not created for or on behalf of former employers, and (b) all Company Intellectual Property created by employees and consultants which was created for or on behalf of the Company, or to complete and prosecute all domestic and foreign patent filings related to such Company Intellectual Property, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                    ARTICLE 2
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY SHAREHOLDER

      Each of the Company and the Company Shareholder hereby represent and warrant to New Focus and Merger Sub that on the date hereof and as of the Effective Time, as though made at the Effective Time, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 2 in the disclosure schedule and schedule of exceptions (the "Company Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections; provided, however, that disclosures made with respect to a specific numbered and lettered section and subsection of this
Article 2 shall be deemed disclosed with respect to another specific numbered and lettered section and subsection of this Article 2 without a specific cross-reference, if it is readily apparent from the context of the disclosure that such disclosure should apply to such other specific numbered and lettered section and subsection.

      2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation or branch of an overseas company in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on the Company; provided, however, changes resulting from the ordinary course of business or as contemplated by this Agreement shall be deemed not to have a Material Adverse Effect. Section 2.1 of the Company Disclosure Schedule sets forth each jurisdiction where the Company is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

      2.2 Authority Relative to this Agreement. Subject only to the requisite approval and adoption of this Agreement by the Company Shareholder, the Company has full corporate power and authority to execute and deliver this Agreement and the other agreements which are attached (or forms of which are attached) as exhibits hereto (the "Ancillary Agreements") to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company's board of directors has unanimously approved this Agreement and declared its advisability. Subject to the requisite approval and adoption of this Agreement by the Company Shareholder, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action of the Company, and no other corporate action on the part of the Company is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is a party have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof (and, in the case of the Ancillary Agreements to which New Focus is a party, thereof) by New Focus, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      2.3 Capital Stock.

            (a) The authorized capital stock of the Company consists only of 1,000,000 shares of Common Stock, no par value per share (the "Company Common Stock"), all of which shares of Common Stock are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. No shares of Company Common Stock are held in treasury or are authorized and none are reserved for issuance.

            (b) Section 2.3(b) of the Company Disclosure Schedule lists the name and state or country of residence of each holder of Company Common Stock provided to the Company by such holder.

            (c) There are no outstanding options, warrants, stock purchase rights, restricted stock purchase agreement or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue any Equity Equivalents with respect to the Company.

            (d) There are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Common Stock created by statute, the articles of incorporation or bylaws of the Company, or any agreement or other arrangement to which the Company is a party (written or oral) or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Common Stock or Equity Equivalents.

            (e) Except for the Support Agreement, the Company is not a party or subject to any agreement or understanding, and there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Common Stock, including any voting trust agreement or proxy. No debt securities of the Company are issued and outstanding.

      2.4 No Subsidiaries.

      The Company has no (and prior to the Closing will have no) Subsidiaries and does not directly or indirectly (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

      2.5 Directors and Officers. The names of each director and officer of the Company and any Subsidiary on the date hereof, and his or her position with the Company or the Subsidiary, are listed in Section 2.5 of the Company Disclosure Schedule.

      2.6 No Conflicts. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the performance by the Company of its obligations under this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

            (a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6(c) of the Company Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Assets and Properties; or

            (c) except as disclosed in Section 2.6(c) of the Company Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of (except for (A) the filing of the Certificate of Merger; and (B) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties under or (vii) result in the loss of any material benefit under any of the terms, conditions or provisions of any material Contract or License to which the Company is a party or by which any of the Company's Assets and Properties is bound.

      2.7 Books and Records; Organizational Documents. The minute books and stock record books and other similar records of the Company have been provided or made available to New Focus or its counsel prior to the execution of this Agreement, are complete and correct in all respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the board of directors of the Company from the date of the Company's incorporation through the date hereof. The Company has prior to the execution of this Agreement delivered to New Focus true and complete copies of its articles of incorporation and bylaws, both as amended through the date hereof. The Company is not in violation of any provisions of its articles of incorporation or bylaws or the legal provisions regarding the setting up of a branch.

      2.8 Company Financial Statements. Section 2.8(a) of the Company Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to New Focus are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto as delivered to New Focus prior to the date hereof, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which adjustments will not be material in amount or significance. Except as set forth in Section 2.8(b) of the Company Disclosure Schedule, since the inception of the Company, there has been no material change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.


      2.9 Absence of Changes. Since the Financial Statement Date, except as set forth in Section 2.9 of the Company Disclosure Schedule, there has not been any material adverse change in the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate could be reasonably expected to have any Material Adverse Effect upon the Business or Condition of the Company; provided, however, changes (a) resulting from effects, changes, events, circumstances and conditions generally affecting the industry in which the Company operates or from changes in general business or economic conditions in the region, nation or world, (b) changes occurring in the ordinary course of business or (c) changes resulting from action taken as contemplated by this Agreement, shall be deemed not to be a material adverse change in the Business or Condition of the Company. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement and except as disclosed in Section 2.9 of the Company Disclosure Schedule, since the Financial Statement Date:

            (a) the Company has not entered into any material Contract, commitment or transaction or incurred any Liabilities outside of the ordinary course of business consistent with past practice;

            (b) the Company has not entered into any Contract in connection with any transaction involving a Business Combination;

            (c) the Company has not altered or entered into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

            (d) the Company has not entered into any strategic alliance, joint development or joint marketing Contract;

            (e) there has not been any material amendment or other material modification (or agreement to do so) or violation of the terms of, any of the Contracts set forth or described in the Company Disclosure Schedule, except as described therein;

            (f) the Company has not entered into any transaction with any officer, director, shareholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the Financial Statement Date and disclosed to New Focus pursuant to (and so identified in) Section 2.9(f),
Section 2.18(a) or Section 2.21 of the Company Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 2.18(a) of the Company Disclosure Schedule;

            (g) the Company has not entered into or amended any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property, other than as contemplated by the Contracts and Licenses disclosed in the Company Disclosure Schedule;

            (h) no Action or Proceeding has been commenced or threatened by or against the Company;

            (i) the Company has not declared or set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Company Common Stock or Equity Equivalents, or effected or approved any split, combination or reclassification of any Company Common Stock or Equity Equivalents or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Equity Equivalents, or repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of Company Common Stock or Equity Equivalents;

            (j) the Company has not issued, granted, delivered, sold or authorized or proposed to issue, grant, deliver or sell, or purchased or proposed to purchase, any shares of Company Common Stock or Equity Equivalents, the Company has not modified or amended the rights of any holder of any outstanding shares of Company Common Stock or Equity Equivalents; and there have not been any agreements, arrangements, plans or understandings with respect to any such modification or amendment.

            (k) there has not been any amendment to the Company's articles of incorporation or bylaws;

            (l) there has not been any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property;

            (m) the Company has not made or agreed to make any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on, any Assets and Properties of the Company, other than dispositions of inventory, or nonexclusive licenses of products to Persons to whom the Company had granted licenses of its products at the Financial Statement Date, in the ordinary course of business of the Company consistent with past practice;

            (n) the Company has not made or agreed to make any purchase of any Assets and Properties of any Person other than (i) acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company consistent with past practice and (ii) other acquisitions in an amount not exceeding five thousand dollars ($5,000);

            (o) the Company has not made or agreed to make any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets individually or in the aggregate in an amount exceeding five thousand dollars ($5,000);

            (p) the Company has not made or agreed to make any write-off or write-down any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company, or change any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding five thousand dollars ($5,000);

            (q) the Company has not made or agreed to make payment, discharge or satisfaction, in an amount in excess of five thousand dollars ($5,000), in any one case, or five thousand dollars ($5,000) in the aggregate, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financials;

            (r) the Company has not failed to pay or otherwise satisfy any Liabilities presently due and payable of the Company, except such Liabilities which are being contested in good faith by appropriate means or procedures and which, individually or in the aggregate, are immaterial in amount;

            (s) the Company has not incurred any Indebtedness or guaranteed any Indebtedness in an aggregate amount exceeding five thousand dollars ($5,000) or issued or sold any debt securities of the Company or guaranteed any debt securities of others;

            (t) the Company has not granted any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, copies of which have been delivered to New Focus and the terms of which are disclosed in Section 2.9(t) of the Company Disclosure Schedule;

            (u) except pursuant to a Contract disclosed to New Focus pursuant to
Section 2.9(f) or Section 2.18 of the Company Disclosure Schedule, the Company has not granted or approved any increase of greater than five percent (5%) in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company;


            (v) the Company has not paid or approved the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, shareholder, employee or consultant of the Company) to any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company;

            (w) the Company has not established or modified any (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

            (x) the Company has not adopted, entered into, amended, modified or terminated (partially or completely) any Plan;

            (y) the Company has not paid or agreed or made any commitment to pay any discretionary or stay bonus;

            (z) the Company has not taken or approved any action, which could reasonably be expected to jeopardize the status of the Merger as a tax-free reorganization;

            (aa) the Company has not made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any material claim or assessment in respect of Taxes, or consented to any extension or waiver of the statute of limitations period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

            (bb) the Company has not made any material change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

            (cc) other than in the ordinary course of business, the Company has not made any representation or proposal to, or engaged in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company;

            (dd) the Company has not commenced or terminated, or made any change in, any line of business;

            (ee) the Company has not failed to renew any insurance policy; no insurance policy of the Company has been cancelled or materially amended; and the Company has given all notices and presented all claims (if any) under all such policies in a timely fashion;

            (ff) there has been no material amendment or non-renewal of any of the Company's Approvals, and the Company has used commercially reasonable efforts to maintain such Approvals and has observed in all material respects all Laws and Orders applicable to the conduct of the Company's business or the Company's Assets and Properties;

            (gg) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company individually or in the aggregate in an amount exceeding five thousand dollars ($5,000).

            (hh) the Company has not repurchased, cancelled or modified the terms of any Company Common Stock, Equity Equivalents or other financial instrument that derives value from its convertibility into Company Common Stock or Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to contractual provisions in effect at the time of execution and delivery of this Agreement;

            (ii) the Company has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

      2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the Company Financials (including the notes thereto) or as disclosed in
Section 2.10 of the Company Disclosure Schedule, there are no Liabilities required to be reflected therein under GAAP of, relating to or affecting, the Company or any of its Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date which, in the aggregate, are not material to the Business or Condition of the Company, and are not for tort or for breach of contract.

      2.11 Taxes.

           (a) The Company and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company has been a member, has properly completed and timely filed all Tax Returns required to be filed by it and have paid all Taxes shown thereon to be due. The Company has provided adequate accruals in accordance with generally accepted accounting principles in its Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. There is (i) no material claim for Taxes that is a lien against the property of the Company that is currently being asserted against the Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company or any of its subsidiaries being conducted by a Tax Authority, (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company and currently in effect, and (iv) no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G (other than agreements or arrangements for which shareholder approval meeting the requirements of Section 280G(b)(5)(B) will be obtained prior to the Closing) or
Section 404 of the Code. There has been no change in ownership of the Company that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code. The Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. The Company has not filed and will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to the Company. The Company is not a party to any Tax sharing or Tax allocation agreement nor does the Company owe any amount under any such agreement. The Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. The Company has never been a member of a consolidated, combined or unitary group of which The Company was not the ultimate parent corporation. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information reports and returns) required to be filed with respect to Taxes. The Company has in its possession receipts for any Taxes paid to foreign Tax authorities. The Company has never been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

           (b) All self-employed directors or officers of the Company, have duly complied with all the obligations in respect of social security, including the payment of contributions.

      2.12 Legal Proceedings.

           (a) Except as set forth in Section 2.12 of the Company Disclosure
Schedule:

                  (i) there are no Actions or Proceedings pending or threatened against, relating to or affecting the Company or any of its Assets and Properties;

                  (ii) there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company or any of its Assets and Properties;

                  (iii) the Company has not received notice, and does not otherwise have knowledge of any Orders outstanding against the Company; and

                  (iv) No Governmental or Regulatory Authority has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

           (b) Section 2.12(b) of the Company Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting, or threatened against, the Company or any of its Assets and Properties during the three-year period prior to the date hereof.

      2.13 Compliance with Laws and Orders. Neither the Company, nor any of its directors, officers, Affiliates, agents or employees, acting on behalf of the Company, has violated in any material respect since the incorporation of the Company, or is currently in default or violation in any material respect under, any Law or Order applicable to the Company or any of its Assets and Properties, and the Company is not aware of any claim of violation of any such Laws and Orders by the Company since the incorporation of the Company.

      2.14 Plans; ERISA.

           (a) Existence of Plans. Except as disclosed in Section 2.14(a) of the Company Disclosure Schedule, (i) neither the Company, any Subsidiary nor any of their respective ERISA Affiliates maintains or sponsors (or ever maintained or sponsored), or paid to or on behalf of any employee payment for the provision or reimbursement of any employee benefit, including, without limitation, health and dental benefits, or makes or is required to make contributions to, any Plans,
(ii) none of the Plans is or was a "multi-employer plan", as defined in Section 3(37) of ERISA, (iii) none of the Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, (iv) none of the Plans provides or provided post-retirement medical or health benefits, (v) none of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Internal Revenue Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Internal Revenue Code, (vi) neither the Company, any Subsidiary nor any of its ERISA Affiliates is or was a party to any collective bargaining agreement, and (vii) neither the Company, any Subsidiary nor any of its ERISA Affiliates has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (A) as to which New Focus will be required to make any contributions or with respect to which New Focus shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Company or any Subsidiary or on behalf of any other person, after the Closing, or (B) which New Focus, the Surviving Corporation or any Subsidiary will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Company, any Subsidiary or any of their respective ERISA Affiliates. The Company has delivered, as applicable, to New Focus true and complete copies of: (I) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (II) the currently effective summary plan description pertaining to each of the Plans, (III) all annual reports for each of the Plans (including all related schedules), (IV) the most recently filed PBGC Form 1 (if applicable), (V) the most recent Internal Revenue Service determination letter, opinion, notification or advisory letter (as the case may be) for each Plan which is intended to constitute a qualified plan under Section 401 of the Internal Revenue Code and each amendment to each of the foregoing documents, and (VI) for each unfunded Plan, financial statements consisting of (a) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (b) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.

           (b) Deficiencies; Qualification. None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Internal Revenue Code, whether or not waived, since the effective date of said Section 412, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, neither the Company, any Subsidiary nor any of their respective ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Plans. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter, opinion, notification or advisory letter from the Internal Revenue Service, and has been operated in accordance with its terms and with the provisions of the Internal Revenue Code. All of the Plans have been administered and maintained in substantial compliance with ERISA, the Internal Revenue Code and all other applicable Laws. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Internal Revenue Code or any other applicable Laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Internal Revenue Code is in compliance with such requirements. There are no Liens against the property of the Company, any Subsidiary or any of their respective ERISA Affiliates under Section 412(n) of the Internal Revenue Code or Sections 302(f) or 4068 of ERISA. The Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans.

           (c) Acceleration. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will (i) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of the Company, New Focus, the Surviving Corporation, or any of their respective Subsidiaries to the PBGC, to any Plan, or to any present or former employee, director, officer, shareholder, contractor or consultant (or any of their dependents) of New Focus, the Surviving Corporation, or any of their respective Subsidiaries or any of their dependents, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, shareholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, shareholder, contractor, or consultant of the Company or any Subsidiary or any of their dependents. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (A) there is and will be no liability of the Company, New Focus, the Surviving Corporation or any of their respective Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (B) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and no such proceedings with respect to any insurer are imminent.

           (d) Litigation. Other than routine claims for benefits under the Plans, there are no pending, or threatened, Actions or Proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company, any Subsidiary or any of their respective ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute or Action or Proceeding.

           (e) Except as disclosed in Section 2.14(h) of the Company Disclosure Schedule, there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable or not) (each such agreement, arrangement, custom or practice is referred to herein as a "Scheme") for the payment of, or payment of a contribution towards, any extra-legal pensions, allowances, lump sums or other similar benefits on retirement, death, disability, termination of employment (voluntary or not) or during periods of sickness or disablement, for the benefit of any director, former director, officer, employee or former employee of the Company or for the benefit of the dependents on any such person. All obligations payable by the Company under any Scheme are duly provisioned in the Financial Statements and are duly funded in accordance with normal practices applicable to such Schemes and all amounts have been paid in due course and to date there are no payments outstanding.

           (f) Full particulars of the Schemes have been disclosed, such particulars being true and not misleading in any way.

           (g) All contributions to the Schemes which are due have been paid by the due date of payment. There are no expenses outstanding in relation to the Schemes. In respect of any employee who is covered for lump sum death benefit, those benefits are fully insured with an insurance company of good repute on normal terms and all premiums payable have been paid.

           (h) There are no claims or actions in progress or pending, nor any reason for such claims or actions, in respect of the Schemes, nor are there any unresolved disputes under the Schemes' internal dispute resolution procedures.

      2.15 Real Property.

      Section 2.15(a) of the Company Disclosure Schedule contains a true and correct list of (i) each parcel of real property leased, utilized and/or operated by the Company (as lessor or lessee or otherwise) (the "Leased Real Property") and (ii) all Liens relating to or affecting any parcel of real property referred to in clause (i) to which the Company is a party. The Company owns no real property other than Company owned leasehold improvements, if any, on the Leased Real Property.

           (a) Subject to the terms of its respective leases, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each of the Leased Real Properties for the full term of the leases (including renewal periods) relating thereto. Each lease referred to in clause (i) of
Section 2.15(a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 2.15(b) of the Company Disclosure Schedule, there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

           (b) Except as disclosed in Section 2.15(c) of the Company Disclosure Schedule, all improvements on the Leased Real Property (A) comply with and are operated in accordance with applicable laws (including Environmental Laws) and all applicable Liens, Approvals, material Contracts, covenants and restrictions and (B) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

           (c) True and correct copies of the documents under which the Leased Real Property is leased, subleased (to or by the Company or otherwise), utilized, and/or operated (the "Lease Documents") have been delivered to New Focus. The Lease Documents are unmodified and in full force and effect, and there are no other Contracts between the Company and any third party(ies), or by and among any third party(ies), claiming an interest in the interest of the Company in the Leased Real Property or otherwise relating to the use and occupancy of the Leased Real Property.

           (d) The Company is in physical possession and actual occupation of the whole of the Leased Real Property on an exclusive basis and no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party or has been granted or agreed to be granted to any third party.

           (e) The Leased Real Property is free of any tenancy, license or other arrangement entitling a person other than the Company to occupy the whole or any part.

           (f) The Leased Real Property is not subject to any restrictive covenants, stipulations, easements, profits a prendre, wayleaves, licenses, grants, restrictions, overriding interests or other rights vested in third parties, and the Company has not entered into any agreement or commitment to give or create any of the foregoing.

           (g) The Leased Real Property is free from any local land charge, land charge, caution, inhibition or notice, and no matter exists which is capable of registration against any of the Leased Real Property.

           (h) There are no outstanding actions, disputes, claims or demands between the Company and any third party affecting any part of the Leased Real Property or any neighboring property or any boundary walls and fences, or with respect to any easement, right or means of access to any part of the Leased Real Property.

           (i) No part of the Leased Real Property is being nor is intended or required by the Company to be used other than for the permitted user thereof for the purposes of the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning (Consequential Provisions) Act 1990 and legislation of a like nature (the "Planning Acts"). The permissions consents approvals and licenses authorizing such user are unconditional permanent and not personal to the Company.

           (j) Building regulation consents have been obtained with respect to all development, alterations and improvements to the Leased Real Property undertaken by the Company.

           (k) Compliance is being made to the extent required by the Company and has at all times been made in all respects with all planning permissions, orders, and regulations issued under the Planning Act and all building regulation consents and bye-laws for the time being in force with respect to any part of the Leased Real Property.

           (l) The Company has not received notice of any resolution, proposal, scheme or order, whether or not formally adopted, for the compulsory acquisition of the whole or any part of the Leased Real Property or of any access or egress therefrom, or for the alteration, construction or improvement of any road, subway, underpass, footbridge, elevated road, dual carriage or flyover upon or adjoining or passing within 200 meters of any part of the Leased Real Property or any such access or egress.

           (m) The Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in each of the leases under which any part of the Leased Real Property is held and the last demand (or receipt for rent if issued) was unqualified. Each such lease is valid and in full force.

           (n) All licenses, consents and approvals required from the landlords and any superior landlords under any leases of any part of the Leased Real Property have been obtained, and the covenants on the part of the tenant contained in such licenses, consents and approvals have been duly performed and observed.

           (o) There is (save in relation to the Leased Real Property) no actual or contingent liability on the part of the Company arising directly or indirectly out of any agreement, lease, underlease, tenancy, conveyance, transfer, license or any other deed or document whatsoever relating to real property or to any estate or interest therein entered into by the Company including (but without limitation) any actual or contingent liability arising directly or indirectly out of:

                    (i) any estate or interest held by the Company as original lessee or underlessee; or

                    (ii) any guarantee given by the Company in relation to a lease or underlease; or

                    (iii) any other covenant made by the Company in favor of any lessor or head lessor.

      2.16 Tangible Personal Property. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Company Financials and tangible personal property acquired since the Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. Except as disclosed in Section
2.16 of the Company Disclosure Schedule, all such tangible personal property (including plant, property and equipment) is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by the Company of its business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

      2.17 Intellectual Property.

           (a) Section 2.17(a) of the Company Disclosure Schedule lists all Company Registered Intellectual Property (including all trademarks and service marks that the Company has used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal related to any of the Company Registered Intellectual Property.

           (b) The Company has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Company Intellectual Property necessary to the conduct of its business as presently conducted. Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.17(a) of the Company Disclosure Schedule, is owned exclusively by the Company and is free and clear of any Liens (excluding Intellectual Property licensed to the Company under any Licenses). The Company (i) owns exclusively all trademarks, service marks and trade names used by the Company in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company; provided, however, that the Company may use trademarks, service marks and trade names of third parties which are licensed to the

Company or are in the public domain, and (ii) owns exclusively, and has good title to, each copyrighted work that is a Company product and each other work of authorship that the Company otherwise purports to own.

           (c) The Quitclaim Agreement by and between Howard Yue, Sole Proprietorship and the Company, dated October 12, 2000, validly transferred all Intellectual Property of the Sole Proprietorship to the Company, was duly authorized by the Company and is enforceable by, or on behalf of, the Company.

           (d) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

           (e) Except pursuant to agreements described in Section 2.17(e) of the Company Disclosure Schedule, the Company has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person.

           (f) Except as set forth in the Company Disclosure Schedule, the Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted or as reasonably contemplated to be conducted, including the design, development, use, import, license, and sale of the products and technology of the Company (including products and technology currently under development) and the rights necessary to have manufactured by third parties on the Company's behalf, or such Intellectual Property is readily available in the marketplace on commercially reasonable terms.

           (g) Section 2.17(g) of the Company Disclosure Schedule lists all material Contracts and Licenses (including all inbound Licenses) to which the Company is a party with respect to any Intellectual Property. Except as set forth in Section 2.17(g) of the Company Disclosure Schedule, no Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

           (h) Section 2.17(h) of the Company Disclosure Schedule lists all material Contracts, Licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

           (i) Except as set forth in Section 2.17(i) of the Company Disclosure Schedule, the operation of the business of the Company as currently conducted or as presently proposed to be conducted, including the design, development, use, import, license, and sale of the products and technology of the Company (including products and technology currently under development) and the rights necessary to have manufactured by third parties on the Company's behalf, is readily available in the marketplace on commercially reasonable terms and does not (i) infringe or misappropriate the Intellectual Property of any Person, (ii) materially violate any term or provision of any License or Contract concerning such Intellectual Property, (iii) violate the rights of any Person (including rights to privacy or publicity), or (iv) constitute unfair competition or an unfair trade practice under any Law, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights. Notwithstanding the foregoing, the Company makes no representation or warranty hereunder with respect to the infringement or misappropriation of Intellectual Property rights to the extent caused by (1) the combination of the Product Designs with products, designs, software or processes that are not provided by the Company at the Closing; and
(2) any modification of the Product Designs following the Closing.

           (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.17(j) of the Company Disclosure Schedule lists all actions that must be taken by the Company within one hundred twenty (120) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. In each case in which the Company has acquired ownership of any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by and required to protect the Company's ownership rights in and to such Intellectual Property in accordance with applicable Laws, the Company has recorded each such assignment of Registered Intellectual Property with the relevant Governmental or Regulatory Authority.

           (k) Except as set forth in Section 2.17(k) of the Company Disclosure Schedule, there are no Contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute (or, to the Company's knowledge, facts that may reasonably lead to a material dispute) known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder.

           (l) To the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property (excluding, to the extent such Company Intellectual Property is licensed to the Company, Intellectual Property for which a functional substitute is readily available to the Company or New Focus upon commercially reasonable terms).

           (m) The Company has taken all commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the generality of the foregoing, (i) the Company has, and enforces a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section 2.17(m) of the Company Disclosure Schedule, and all current and former employees, consultants and independent contractors of the Company have executed such an agreement and copies of all such agreements have been provided to New Focus or made available to New Focus for review, and (ii) none of the agreements to which the Company is a party substantially in the form of the "Confidentiality Agreement" attached as Exhibit 2.17 to the Company Disclosure Schedule supersedes, amends or otherwise modifies any other agreement that (a) is materially more comprehensive with respect to the terms dealing with the Company's disclosure of any confidential information and/or trade secrets to any third-party and/or (b) is materially more restrictive on a third-party's use or disclosure of such information and/or trade secrets.

           (n) None of the Company Owned Intellectual Property or technology of the Company (or any Company Intellectual Property licensed to the Company by a third party, excluding Intellectual Property for which a functional substitute is readily available to the Company or New Focus upon commercially reasonable terms) or the Product Designs are subject to any Order, Action or Proceeding or "march in" rights that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

           (o) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law in any material respect.

           (p) The Company has taken commercially reasonable actions to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the ongoing business of the Company by reason of the advent of the year 2000, including that the products described in the Product Design will, without interruption or manual intervention, record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 in substantially the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates. Without limiting the generality of the foregoing, and except as set forth in Section 2.17(p) of the Company Disclosure Schedule, the Company has no knowledge of any material issues that have arisen in connection with the ability of its material IT systems to handle the change of date year from 1999 to 2000.

           (q) Neither this Agreement nor any transactions contemplated by this Agreement will result in New Focus's granting any rights or licenses with respect to the Intellectual Property of New Focus to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets and Properties are bound, other than rights or licenses to Company Intellectual Property that are described in the material Contracts and Licenses.

           (r) Section 2.17(r) of the Company Disclosure Schedule sets forth a list of (x) all software which the Company has licensed from any third party which is used by the Company in its products or otherwise in its business (other than software for which a functional substitute is readily available to the Company or New Focus upon commercially reasonable terms) and (y) a list of all "freeware" and "shareware" incorporated into any product now or heretofore shipped by the Company. The Company has all rights necessary to the use of such software, "freeware" and "shareware."

           (s) The Company has previously provided to New Focus specifications for standards of performance and functionality for proposed products with respect to each Product Design. No products based on the Product Designs will fail to meet or exceed such standards of performance and functionality in any material respect, the failure of which would be directly or indirectly caused by a defect in Product Design.

           (t) The Company has taken all commercially reasonable steps to protect and preserve ownership of Company Owned Intellectual Property. The Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company Owned Intellectual Property. In the event that the consultant is concurrently employed by the Company and a third party, the Company has taken additional steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement, such steps include ensuring that all research and development work performed by such a consultant are performed only on the Company's facilities and only using the Company's resources, except as set forth in Section 2.17(t) of the Company Disclosure Schedule.

      2.18 Contracts.

           (a) Section 2.18(a)(1) of the Company Disclosure Schedule contains a true and complete list of each of the material Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to New Focus prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound. Section 2.18(a)(2) of the Company Disclosure Schedule contains a true and complete list of each material Contract of the Company not terminable by the Company upon thirty (30) days (or less) notice by the Company without penalty or obligation to make payments based on such termination.

           (b) Each Contract required to be disclosed in Section 2.18(a) of the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms by the Company and each other party thereto; and except as disclosed in Section 2.18(b) of the Company Disclosure Schedule, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

           (c) Except as disclosed in Section 2.18(c) of the Company Disclosure Schedule, the Company is not a party to or bound by (i) any material Contract that automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) by any Contract that contains any covenant or other provision which limits the Company's ability to compete with any Person in any line of business or in any area or territory.

      2.19 Insurance.

           (a) Section 2.19(a) of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure any of the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (a) have been issued to the Company or (b) have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by the policies set forth in Section 2.19(a) of the Company Disclosure Schedule will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements. Each policy listed in Section 2.19(a) of the Company Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in
Section 2.19(a) of the Company Disclosure Schedule, (i) in light of the business, operations and Assets and Properties of the Company are in amounts and have coverages that are reasonable and customary for Persons engaged in similar businesses and operations and having similar Assets and Properties and (ii) are in amounts and have coverages as required by any material Contract to which the Company is a party or by which any of its Assets and Properties is bound.


           (b) Section 2.19(b) of the Company Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company since its inception. The Company has not received notice that any insurer under any policy listed (or required to be listed) in Section 2.19(b) of the Company Disclosure Schedule is denying, disputing or questioning liability with respect to a claim thereunder or defending under a reservation of rights clause.

      2.20 Employee Matters. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or threatened, between the Company and any of its employees, which controversies have or could reasonably be expected to result in a Material Adverse Effect on the Company. The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company know of any activities or proceedings of any labor union to organize any such employees. No employees or consultants of the Company are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by, or any such consultant to provide services to, the Company because of the nature of the business conduced or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No employees of the Company have given notice to the Company, nor, to the knowledge of the Company, does any such employee intend to terminate his or her employment with the Company. No consultant has terminated providing services to the Company, nor, to the knowledge of the Company, does any such Consultant intend to terminate providing services to the Company.

      2.21 Interested Party Transactions. The Company is not indebted to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company.

      2.22 Environmental Matters.

           (a) The Company possesses any and all Environmental Permits necessary to or required for the operation of its business. The Company will obtain, prior to the Closing, any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Surviving Corporation and/or the Company to conduct the business of the Company as it was conducted prior to the Closing.

           (b) The Company is in compliance in all material respects with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

           (c) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

           (d) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there have been no events, facts or circumstances which could form the basis of any such obligation or liability.

           (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

           (f) Neither the Company, nor any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

           (g) No Site is a current or proposed Environmental Clean-up Site.

           (h) There are no Liens under or pursuant to any Environmental Law on any Site.

           (i) There is no (i) underground storage tank, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all 1998 upgrade requirements.

           (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site which have not been delivered to New Focus prior to execution of this Agreement.

           (k) The Company is not a party, whether as a direct signatory or as successor, assign, third party beneficiary, guarantor or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

           (l) The Company and any predecessors of the Company and any entity previously owned by the Company have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

           (m) The Company is not aware of any circumstances which may give rise or have in the past given rise to any liability (whether under statute or at common law) in nuisance in respect of the Company's business.

      2.23 Substantial Customers and Suppliers. Section 2.23 of the Company Disclosure Schedule lists all of the Company's suppliers of goods and services during the most recent fiscal year. Except as disclosed in Section 2.23 of the Company Disclosure Schedule, no such supplier has unilaterally ceased or materially reduced its sales or provision of services to the Company since the inception of the Company, or has threatened to cease or materially reduce such sales or provision of services after the date hereof. Except as disclosed in
Section 2.23 of the Company Disclosure Schedule, to the actual knowledge of the Company, no such supplier is threatened with bankruptcy or insolvency.

      2.24 Other Negotiations; Brokers; Third Party Expenses. Neither the Company nor any of its officers, directors, employees, agents, or its shareholder or any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or
(b) has entered into any Contract, or had any discussions with any Person regarding any transaction involving the Company which could result in New Focus, the Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Company. Section 2.24 of the Company Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Estimated Third Party Expenses").

      2.25 Banks and Brokerage Accounts. Section 2.25 of the Company Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

      2.26 Foreign Corrupt Practices Act. Neither the Company nor any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

      2.27 Tax-Free Reorganization. Neither the Company nor any of its directors, officers or shareholders has taken any action which could jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

      2.28 Approvals

           (a) Section 2.27(a) of the Company Disclosure Schedule contains a list of all contracts that require a novation or consent to assignment, as the case may be, prior to the Effective

Time so that New Focus shall be made a party in place of the Company or as assignee (the "Contracts Requiring Novation or Consent to Assignment"). Such list is complete and accurate. (b) The affirmative vote or consent of the Company Shareholder is the only vote necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

      2.29 Permit Application. The information supplied by the Company for inclusion in the application for issuance of a California Permit pursuant to which the shares of New Focus Common Stock to be issued in the Merger will be qualified under the California Code (the "Permit Application") shall not, at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under
Section 25122 of the California Code, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by New Focus which is contained in the Permit Application.

      2.30 Restrictions on Business Activities. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order to decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of their respective technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

      2.31 No Solicitation. Since September 15, 2000, the Company has not taken nor has the Company permitted any of the Company's officers, directors, employees, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates (collectively, "Representatives") to (directly or indirectly), take any of the actions prohibited from being taken on or after the date of this Agreement by Section 4.2 hereof with any Person other than New Focus and its designees.

      2.32 Disclosure. No representation or warranty made by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any agreement, certificate or instrument furnished to New Focus pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. The Company has provided New Focus all material information concerning the Company in the possession, custody or control of the Company.

                                   ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF NEW FOCUS AND MERGER SUB

      Each of New Focus and Merger Sub hereby represents and warrants to the Company, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 3 in the disclosure schedule and schedule of exceptions (the "New Focus Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

      3.1 Organization and Qualification. New Focus is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of New Focus and Merger Sub has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of New Focus and Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on the Business or Condition of New Focus.

      3.2 Authority Relative to this Agreement. Each of New Focus and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by New Focus and Merger Sub of this Agreement and the Ancillary Agreements to which each of New Focus and Merger Sub is a party and the consummation by New Focus and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of New Focus and Merger Sub. This Agreement and the Ancillary Agreements to which each of New Focus and Merger Subs is a party have been or will be, as applicable, duly and validly executed and delivered by New Focus and, assuming the due authorization, execution and delivery hereof by the Company and/or the other parties thereto, constitutes or will constitute, as applicable, legal, valid and binding obligations of New Focus and Merger Sub, enforceable against them in accordance with its respective terms, except as the enforceability thereof may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. 3.3 Issuance of New Focus Common Stock. The shares of New Focus Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws subject to the truth and accuracy of the representations made by the Company in Section 2.3.

      3.4 SEC Documents; New Focus Financial Statements. New Focus has furnished or made available to the Company true and complete copies of all SEC Documents filed by it with the SEC since May 17, 2000, all in the form so filed. As of their respective filing dates, such SEC Documents filed by New Focus and all SEC Documents filed after the date hereof but before the Closing complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of New Focus, including the notes thereto, included in the SEC Documents (the "New Focus Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of New Focus at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject to normal year-end adjustments), it being understood that such financial statements may be required to be restated from time to time as may be required under applicable pooling of interests accounting rules in connection with past, present or future acquisitions. There has been no change in New Focus's accounting policies except as described in the notes to the New Focus Financial Statements. Except as reflected or reserved against in the New Focus Financial Statements, New Focus has no material Liabilities, except for Liabilities and obligations (i) incurred in the ordinary course of business or
(ii) that would not be required to be reflected or reserved against in the balance sheet of New Focus prepared in accordance with GAAP.

      3.5 Approvals. Other than the filing of the Certificate of Merger, together with the required officers' certificates, and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities laws, there are no Approvals of Governmental or Regulatory Authorities relating to the business conducted by New Focus required to be given to or obtained by New Focus from any Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement that, if not obtained, would result in a material adverse change in the Business or Condition of New Focus and its Subsidiaries, taken as a whole.

      3.6 Continuation of the Business. New Focus agrees not to dissolve the Surviving Corporation and to cause the Surviving Corporation to continue its historic Business or to use a significant portion of its historic Business assets in a business for a period not ending earlier than one year from the Closing Date.

                                   ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless New Focus shall give its prior consent in writing) to carry on its business in the ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's past practices (and in any event when due), to pay or perform other obligations when due consistent with the Company's past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings and for which a adequate reserves have been established), and, to the extent consistent with such business, to use all commercially reasonable efforts and institute all policies required to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall not, without the prior written consent of New Focus, take or agree in writing or otherwise to take, any action that would result in the occurrence of any of the changes described in Section 2.9 or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder or cause any condition to New Focus's closing obligations in Section 6.1 or Section 6.3 not to be satisfied. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall not do, cause or permit any of the following, without the prior written consent of New
Focus:

           (a) Charter Documents: cause or permit any amendments to its articles of incorporation or bylaws;

           (b) Dividends; Changes in Capital Stock: declare or pay any dividend on or make any other distribution (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

           (c) Contracts: enter into any Contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Contracts;

           (d) Issuance of Securities: except as set forth in Section 2.3(d) of the Company Disclosure Schedule, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of Company Common Stock or Equity Securities or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

           (e) Intellectual Property: dispose of, license or transfer to any person or entity any rights to any Intellectual Property;

           (f) Exclusive Rights: enter into or amend any agreement pursuant to which any other party is granted exclusive marketing, distribution or other exclusive rights of any type or scope with respect to any of Company's products or technology;

           (g) Dispositions: sell, lease, license or otherwise dispose of or encumber any of Company's properties or assets, except for sales of products (and related nonexclusive licenses) in the ordinary course consistent with past practice;

           (h) Indebtedness: incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

           (i) Leases: enter into any operating or capitalized lease;

           (j) Payment of Obligations: pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financials and reasonable expenses incurred in connection with the transactions contemplated by this Agreement;

           (k) Capital Expenditures: make any capital expenditures, capital additions or capital improvements;

           (l) Insurance: reduce the amount of any insurance coverage provided by existing insurance policies;

           (m) Termination or Waiver: terminate or waive any right of substantial value;

           (n) Employee Benefit Plans; New Hires; Pay Increases: adopt or amend any employee benefit or stock purchase or option plan, or hire any new director, officer or consultant, or non-officer employee, grant and/or pay any special bonus or special remuneration to any employee, consultant or director or increase the salaries, wage rates or compensation of any employee or consultant;

           (o) Severance Arrangements: grant any severance or termination pay
(i) to any director, officer or consultant or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding on the date hereof;

           (p) Lawsuits: (A) commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with New Focus prior to the filing of such a suit, or (iii) for a breach of this Agreement or (B) settle any lawsuit;

           (q) Acquisitions: acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

           (r) Taxes: make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes;

           (s) Revaluation: revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable; or

           (t) Other: take or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through Section 4.1(s) above, or any other action that would reasonably be expected to prevent the Company from performing, or cause the Company not to perform, its covenants and agreements hereunder.

      4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1, the Company will not take (and since September 15, 2000, inclusive, has not taken), nor will the Company permit (and since September 15, 2000, inclusive, has not permitted) any of the Company's Representatives to (directly or indirectly), take any of the following actions with any Person other than New Focus and its designees: (a) solicit, encourage, initiate, entertain, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal (a "Competing Proposed Transaction"), with respect to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized) to any Person, other than New Focus, relating to (or which the Company believes would be used for the purpose of formulating an offer or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiary is in existence on the date hereof or are hereafter organized), (c) agree to, enter into a Contract with any Person, other than New Focus, providing for, or approve a Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized), (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by New Focus, or (e) authorize or permit any of the Company's Representatives to take any such action. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, a Competing Proposed Transaction, the Company shall immediately notify New Focus thereof and provide New Focus with the details thereof, including the identity of the Person or Persons making such offer or proposal, and will keep New Focus fully informed on a current basis of the status and details of any such offer or proposal and of any modifications to the terms thereof; provided, however, that this provision shall not in any way be deemed to limit the obligations of the Company and its Representatives set forth in the previous sentence; provided further, that the Company will not be required to provide to New Focus information that would result in a violation of a written confidentiality agreement, executed by the Company prior to September 15, 2000. Each of the Company and New Focus acknowledge that this Section 4.2 was a significant inducement for New Focus to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the consideration to be paid to the Company Shareholder in the Merger or (ii) a failure to induce New Focus to enter into this Agreement.


                                    ARTICLE 5
                             ADDITIONAL AGREEMENTS

     5.1  Permit Application.

            (a) As soon as reasonably practicable after the execution of this Agreement but no later than thirty (30) days thereafter, New Focus shall prepare, with the cooperation of the Company, and file the Permit Application. New Focus and the Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of New Focus and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and completion of the Permit Application. The Company will promptly advise New Focus, and New Focus will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or New Focus, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, New Focus shall not include in the Permit Application any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion.

            (b) In the event that it is determined by New Focus, following consultation with the Company, that the California Permit cannot be obtained, or cannot reasonably be expected to be obtained, in time to permit the Closing to occur on or before the Outside Date, then New Focus and the Company shall use commercially reasonable efforts to effect the issuance of the shares of New Focus Common Stock to be issued pursuant to Section 1.6 in a private placement pursuant to Section 4(2) of the Securities Act on terms and conditions that are reasonably satisfactory to New Focus. The parties hereto acknowledge and agree that in such event: (i) as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, New Focus shall be entitled to obtain from the Company Shareholder a Shareholder Certificate in the form attached hereto as Exhibit E (or such other form as shall be reasonably satisfactory to New Focus) (the "Shareholder Certificate") and that New Focus will be relying upon the representations made by the Company Shareholder in the applicable Shareholder Certificate in connection with the issuance of

New Focus Common Stock to such shareholder; (ii) the shares of New Focus Common Stock so issued pursuant to Section 1.6 will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act; and (iii) the certificate(s) representing the shares of New Focus Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

     5.2 Shareholder Approval. As soon as reasonably practicable following the execution and delivery of this Agreement, the Company shall give written notice of this Agreement and the proposed Merger to the Company Shareholder and to take all other action necessary in accordance with California Law and its articles of incorporation and bylaws to secure the written consent of the Company Shareholder ("Company Shareholder Action"). The Company shall consult with New Focus regarding the date of the Company Shareholder Action. The Company shall obtain from the Company Shareholder a proxy or written consent in favor of the Merger and this Agreement and shall take all other action necessary or advisable to secure the vote or written consent of the Company Shareholder required to effect the Merger.

     5.3 Access to Information. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, the Company shall (a) give New Focus and its officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all buildings, offices, and other facilities and to all Books and Records of the Company, whether located on the premises of the Company or at another location; (b) permit New Focus to make such inspections as it, in its sole discretion, may require, including, without limitation, investigation and testing of the condition of any improvements at any property owned or leased by the Company and the condition of the subsurface soil and groundwater on such properties; (c) cause its officers to furnish New Focus such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company as New Focus from time to time may request, including financial statements and schedules; (d) allow New Focus the opportunity to interview such employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (e) assist and cooperate with New Focus in the development of integration plans for implementation by New Focus and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this
Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein.

     5.4 Confidentiality. Each of the parties hereto shall (and shall cause each of its representatives to) not disclose any information provided by the other party with respect to the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby, including for the purposes of due diligence ("Confidential Information"), and shall (and shall cause each of its representatives to) use the Confidential Information only with respect to the consummation of the transactions contemplated hereby or as otherwise provided by this Agreement; provided, however, that the following shall be deemed not to be Confidential Information: (a) information that the receiving party can demonstrate was already in its possession prior to the disclosure thereof by the other party, (b) information that is generally known to the public and did not become so known through the violation of this Section 5.4 by the receiving party or its representatives, (c) information that becomes available to the receiving party on a non-confidential basis from a source other than the other party or its representatives, provided that such source is not know by the receiving party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party with respect to that information, and (d) information that is required to be disclosed by law or by the rules and regulations of the NASD. The Company acknowledges that New Focus Common Stock is publicly traded and that any Confidential Information with respect to New Focus could be considered to be material non-public information within the meaning of U.S. federal and state securities laws. Accordingly, the Company acknowledges and agrees not to (and shall inform each of its officers, directors and employees not to) engage in any transactions in New Focus's Common Stock in violation of applicable insider trading laws.

     5.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. New Focus shall have the right to approve Third Party Expenses to be incurred by the Company between the date hereof and the Closing, including necessary fees and expenses of legal counsel, accountants, financial advisors, auditors and tax advisors, which such approvals will not be unreasonably withheld, and the Company shall not pay any such Third Party Expenses that have not been so approved. Section 2.24 of the Company Disclosure Schedule includes the Third Party Expenses reasonably estimated to be incurred by the Company and New Focus hereby approves such Third Party Expenses.

     5.6 Public Disclosure. Unless otherwise required by Law (including federal and state securities laws) or, as to New Focus, by the rules and regulations of the NASD, prior to the Effective Time, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by New Focus and the Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed.

     5.7 Approvals. The Company shall use commercially reasonable efforts to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of which Approvals are set forth in the Company Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and New Focus shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals.

     5.8 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to New Focus a properly executed statement in a form reasonably acceptable to New Focus for purposes of satisfying New Focus's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.9 Notification of Certain Matters. The Company shall give prompt notice to New Focus, and New Focus shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or New Focus, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and
(b) any failure of the Company or New Focus, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10 Additional Documents and Further Assurances; Cooperation. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental or Regulatory Authority or Person required in connection with the Merger; provided, however, that New Focus shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such consent, waiver or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions set forth in Article 6 to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

     5.11 NNM Listing of Additional Shares Application. New Focus shall, to the extent required by the rules of the NNM, notify the NNM of the shares of Common Stock of New Focus issuable and the shares of New Focus Common Stock required to be reserved for issuance in connection with the Merger.

     5.12 Company's Auditors. The Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (a) the preparation of financial statements (including pro forma financial statements if required) as required by New Focus to comply with applicable SEC regulations, (b) the review of any Company audit or review work papers, including the examination of selected Financial statements and data, (c) the delivery of such representations from the Company's independent accountants as may be reasonably requested by New Focus or its accountants, and (d) the securing of a binding fee commitment (on terms similar to those in place on the date of this Agreement) with respect to consents and comfort letters requested by New Focus after the Closing.

     5.13 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the board of directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement and the Ancillary Agreements may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

     5.14 Treatment as Reorganization. The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each Party hereto has consulted with his or its own tax adviser in connection with the Merger and related transactions and no Party makes any representation or warranty with regard to the qualification of the Merger as a reorganization. Each of the Company, the Company Shareholder and New Focus shall not take any action that could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368(a) of the Code. Each of the Company, the Company Shareholder and New Focus shall report the Merger as a reorganization within the meaning of Section 368 of the Code, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code. The Company Shareholder shall bear all risks and expenses associated with any failure of the Merger to so qualify for any reason, other than any such failure that is caused by a breach of this Agreement by New Focus.

     5.15 Tax Matters. The Company Shareholder shall be responsible for timely filing all federal and state income tax returns of the Company for taxable periods ending on or prior to the Effective Time of the Merger and has paid or will pay all income taxes attributable to the income of the Company's business or operation or ownership of such business or the assets used therein arising on or prior to the date of incorporation of the Company. Such returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices. New Focus and the Company, on the one hand, and the Company Shareholder, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

     5.16 Information Technology Access. In furtherance of the Company's agreement in Section 5.3 and to facilitate prompt integration following the Closing of the Company's information technology ("IT") inventory (e.g., voice and data network services and software and hardware, licenses, financial/accounting software, IT budgets, etc.) with New Focus's, the Company will provide New Focus and its Representatives with access to the Company's IT inventory, as well as the Company's personnel responsible for such IT inventory. Because of the substantial lead time that may be required to order and install new software and hardware to integrate the Company's IT systems with New Focus's, and the importance of a smooth integration of such IT systems promptly after the Closing, the Company agrees that New Focus may order, either in New Focus's name or, if required by the vendor, the Company's name, any new IT services, hardware and software that New Focus believes will be needed at the Company's facilities in order to integrate New Focus's and the Company's respective operations following the Closing. The Company will cooperate with New Focus in the installation of such IT systems, hardware and software prior to and in anticipation of the Closing, including providing New Focus with reasonable access to and use of the Company's appropriate personnel. If required by the vendor, at New Focus's request, the Company will place IT systems, hardware and software orders in the Company's name. For clarity, it is the parties' intent not to connect any of the ordered services or systems prior to the Closing. New Focus and the Company agree to cooperate with each other to minimize any potential disruption to the Company's business from the IT integration efforts; provided, however, that New Focus will not have any liability to the Company for any such disruption or as may otherwise result from the IT integration efforts, except as may be directly caused by New Focus's gross negligence or willful misconduct; and provided further that in no event will New Focus have any liability to the Company for any indirect, incidental, consequential, special or speculative damages, including damages for loss of profits or use, business interruption or loss of goodwill, irrespective of whether such damages arise under contract, tort, statute or otherwise and whether or not the Company has given New Focus advance notice of the possibility of such damages. If the Closing does not occur, other than because of the Company's breach of the Merger Agreement, New Focus will reimburse the Company for its reasonable and documented out-of-pocket costs incurred by it in connection with the ordering and installation of IT services, hardware and software. If New Focus is so required to reimburse the Company, New Focus will own any such hardware and software and will pay for its removal from Company premises. New Focus and the Company will cooperate in the removal of any such hardware or software so as to minimize any disruption to the Company's business. In addition, if the Closing does not occur, the Company will cooperate with New Focus in canceling any orders for IT services, hardware or software and will otherwise act to minimize the costs which might be incurred in connection with the IT integration efforts.

     5.17 Change of Merger Form. The Company agrees that in the event New Focus requests that the transactions contemplated hereby be effected through a different form of merger than the form presently contemplated herein, and provided that the alternative form of merger is in any event intended to qualify as a tax-free reorganization and otherwise achieves the ends described herein without material deviation, the Company shall cooperate with New Focus in effecting the alternative form of merger and will take all reasonably necessary action towards such end, including the execution of any amendments to this Agreement (provided that such amendments relate only to the alternative form of merger and any related matters and do not include any other substantive changes not otherwise agreed between the parties).

     5.18 Intellectual Property. The Company shall give New Focus prompt notice that any Person shall have (a) commenced, or shall have notified the Company that it intends to commence, an Action or Proceeding or (b) provided the Company with notice, in either case which allege(s) that any of the Intellectual Property, including the Company Intellectual Property, presently embodied, or proposed to be embodied, in the Company's products or utilized in any development tools (including standard cells) or design environments designed or modified by the Company infringes or otherwise violates the intellectual property rights of such Person, is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company does not otherwise own or have the right to exploit such Intellectual Property, including the Company Intellectual Property. The Company shall cooperate with New Focus in making arrangements, prior to the Closing Date, reasonably satisfactory to New Focus to effect the assignment to the Company of (a) Company Intellectual Property created by the Founders related to the Company's business including such Intellectual Property created by the Company's founders prior to the Company's incorporation, which was not created for or on behalf of former employers, and (b) all Company Intellectual Property created by employees and consultants which was created for or on behalf of the Company, and to obtain the cooperation of such Persons to complete all appropriate patent filings related thereto. The Company shall take commercially reasonable actions to maintain, perfect, preserve or renew the Company Registered Intellectual Property, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto, and to promptly respond and prepare to respond to all requests, related to the Company Registered Intellectual Property, received from Governmental or Regulatory Authorities. At the Closing, the Company will notify New Focus of all actions which must be taken within the one hundred twenty (120) days following the Closing Date and which are necessary to maintain, perfect, preserve or renew the Company Registered Intellectual Property, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto.

     5.19 Delivery of Stock Ledger and Minute Book of the Company. The Company shall deliver its ledger and minute book to New Focus at the Closing.

     5.20 Registration of Patent Assignments. The Company shall promptly after the date hereof record any assignments to the Company of Company Registered Intellectual Property at the request of New Focus.

     5.21 Execution of Support Agreement and Non-Competition Agreement. Prior to November 1, 2000, the Company shall provide to New Focus an original execution copy of the Support Agreement and original execution copy of the Employment and Non-Competition Agreement for the Company Shareholder.

     5.22 Execution of Employment and Non-Solicitation Agreements. Prior to November 25, 2000, the Company shall provide to New Focus original execution copies of the Employment and Non-Competition Agreements for the individuals identified on Schedule 5.21.

     5.23 Preparation of Financial Statements. The Company shall cause audited financial statements and/or financial statements prepared in accordance with GAAP if so requested by New Focus and shall cooperate in the preparation of, and provide any information pertaining to the financial condition of the Company required to be included in, any SEC Documents.


                                   ARTICLE 6
                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Governmental and Regulatory Approvals. Approvals from any Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated hereby shall have been timely obtained; and any waiting period applicable to the consummation of the Merger under the HSR Act (other than with respect to the receipt of New Focus Common Stock by the Company Shareholder) shall have expired or been terminated.

          (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if New Focus were to agree to limitations on its business activities or operations.

          (c) Shareholder Approval. The Merger shall have been approved by the Company Shareholder in accordance with California Law and Delaware Law.

          (d) Fairness Hearing and California Permit; Private Placement Alternative. Either (i) the fairness hearing shall have been held by the Commissioner of Corporations of the State of California and the California Permit shall have been issued by the State of California, or (ii) if the issuance of the shares of New Focus Common Stock pursuant to Section 1.6 is effected in a private placement pursuant to Section 4(2) of the Securities Act, the parties shall be reasonably satisfied that the shares of New Focus Common Stock to be issued in connection with the Merger pursuant to Section 1.6(a) are issuable without registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

     6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. The representations and warranties of New Focus and Merger Sub contained in this Agreement that are qualified by "materiality" or "material adverse change" or contain other materiality exceptions or qualifications shall be accurate in all respects, and the representations and warranties of New Focus and Merger Sub contained in this Agreement that are not so qualified shall be accurate in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate to such extent as of such specified earlier date).

          (b) Performance. New Focus and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the New Focus and Merger Sub at or before the Closing.

     6.3 Additional Conditions to the Obligations of New Focus and Merger Sub. The obligations of New Focus and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by New Focus:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified by "materiality" or "material adverse change" or contain other materiality exceptions or qualifications shall be accurate in all respects, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be accurate in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate to such extent as of such specified earlier date).

          (b) Performance. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date, and shall have performed and complied with in all respects the agreement and obligations set forth in this Agreement.

          (c) Officers' Certificates. The Company shall have delivered to New Focus a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of the Company, substantially in the form set forth in Exhibit H-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in Exhibit H-2 hereto.

          (d) Third Party Consents. New Focus shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed (or required to be listed) in Section 2.6 of the Company Disclosure Schedule, and that all such consents, approvals and waivers are in full force and effect.

          (e) Legal Proceedings. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          (f) Legal Opinion. New Focus shall have received a legal opinion from Henry G. Chow, Esq., legal counsel to the Company, as to the matters set forth in Exhibit I.

          (g) Employment and Non-Competition Agreement. The Company Shareholder shall have signed the Employment and Non-Competition Agreement and such agreement shall be in full force and effect.

          (h) Employment and Non-Solicitation Agreements. Each of the persons listed on Schedule 5.21 shall have executed and delivered to New Focus an Employment and Non-Solicitation Agreement and all of such Agreements shall be in full force and effect.

          (i) Support Agreement. The Company Shareholder shall have executed and delivered to New Focus a Support Agreement, and no breach of any Support Agreement shall have occurred or be continuing.

          (j) Employees and Consultants. The employees of, and consultants to, the Company set forth on Schedule 6.3(j) shall, except for the death or disability of such employees or consultants, continue to be employed by, or provide service to, as the case may be, the Company at the Closing and shall not have given any notice or other indication that they are not willing or do not intend to be employed by, or continue to provide services to, as the case may be, New Focus or a Subsidiary of New Focus (as New Focus shall designate), following the Merger or that they are not willing or do not intend to execute and deliver to New Focus's standard form of Confidentiality and Invention Assignment Agreement and associated schedules and statements without amendment or modification thereto in any substantive respect.

          (k) No Material Adverse Change. There shall have occurred no material adverse change in the Business or Condition of the Company since the date hereof; provided, however, that any material adverse change resulting from (a) effects, changes, events, circumstances and conditions generally affecting the industry in which the Company operates or from changes in general business or economic conditions in the region, nation or world, (b) changes occurring in the ordinary course of business or (c) changes resulting from action taken as contemplated by this Agreement, shall not constitute a material adverse change for the purpose of this Section 6.3(j).

          (l) No Litigation. No litigation or proceeding shall be pending or threatened, which would be reasonably expected to result in a material adverse change in the Business or Condition of the Company.

          (m) Assignment of Intellectual Property. Arrangements reasonably satisfactory to New Focus shall have been made to effect the assignment to the Company of that Intellectual Property described in Section 5.20.

          (n) Shareholder Approval of Certain Payments. Any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Internal Revenue Code shall have been approved by such number of shareholders of the Company as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner that satisfies all applicable requirements of such Section 280G(b)(5)(B) and the proposed Treasury regulations thereunder, including Q-7 of Section 1.280G-1 of such proposed regulations.

          (o) Registration of Patent Assignments. The Company shall have recorded any assignments to the Company of Company Registered Intellectual Property at the request of New Focus.

          (p) Delivery of the Software Code. The Company shall have delivered to New Focus a copy of the Software Code in a form acceptable to New Focus.

                                   ARTICLE 7
             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                          AGREEMENTS; ESCROW PROVISIONS

     7.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of New Focus or the Company (whether or not exercised) to investigate the affairs of New


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

Focus or the Company (whether pursuant to Section 5.3 or otherwise) or a waiver by New Focus or the Company of any condition to Closing set forth in Article 6, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Except for
Article 7 (which shall survive until termination of the escrow created thereby and the satisfaction of any other obligations described therein), all of the representations, warranties, covenants and agreements of the Company and New Focus contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the Expiration Date.

     7.2 Representations, Warranties, Covenants and Agreements. Solely for the purposes of Articles 2 and 3, the representations, warranties, covenants, agreements and all other provisions contained therein shall be deemed to have been made and entered into as of October 25, 2000, and all references in Articles 2 and 3 to "the date hereof" and "the date of this Agreement" shall mean October 25, 2000.

     7.3 Escrow Provisions.

          (a) Establishment of the General Escrow Fund. At or promptly following the Effective Time, the General Escrow Amount, without any act of the Company Shareholder, will be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "General Escrow Fund") to be governed by the terms set forth herein. The Company Shareholder shall be entitled to all voting rights with respect to the New Focus Common Stock held in escrow on its behalf. The Company and the Company Shareholder jointly and severally indemnify and hold New Focus, the Surviving Corporation and their officers, directors, affiliates, lenders, successors and assigns (the "Indemnitees") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by New Focus, the Surviving Corporation or any other Indemnitee directly or indirectly as a result of or in connection with (i) any inaccuracy or breach of a representation or warranty of the Company contained in this Agreement or in the Ancillary Agreements or in any instrument delivery pursuant to this Agreement or (ii) any failure by the Company to perform or comply with any covenant contained in this Agreement or in the Ancillary Agreements or in any instrument delivery pursuant to this Agreement. The General Escrow Fund shall be available to compensate New Focus and its affiliates from any such Loss. The Company Shareholder shall not have any right of contribution from the Company with respect to any Loss claimed by New Focus. All indemnification under this Section 7.2(a) shall be made exclusively by means of claims against the General Escrow Fund, and, except as set forth in the following sentence, no Indemnitee shall look to the Company Shareholder for indemnification or contribution except for the General Escrow Fund and as set forth in Section 7.2(b). Notwithstanding the foregoing, nothing in this Agreement shall limit any remedy to which New Focus shall be entitled against the Company Shareholder for his fraud or intentional misrepresentation. In addition to indemnification for any Losses, as set forth above, if prior to the Expiration Date of the General Escrow Period, the chief financial officer of New Focus shall deliver to the Escrow Agent a certificate duly signed by the chief financial officer of New Focus certifying that the Company Shareholder ceased to be an employee of New Focus or of a New Focus

Subsidiary prior to the Expiration Date for any reason other than "Involuntary Termination" or termination without "Cause" (as those terms are defined in the Employment and Non-Competition Agreement) (such certificate being referred to herein as a "Certificate of Non-Employment"), then the Escrow Agent shall immediately cause the General Escrow Amount, without any further action of New Focus, the Company Shareholder or any other party, to be distributed in whole to New Focus, and New Focus shall indemnify the Escrow Agent for such transfer.

          (b) Establishment of the Special Escrow Fund. At or promptly following the Effective Time, the Special Escrow Amount, without any act of the Company Shareholder, will be deposited with the Escrow Agent, such deposits to constitute an escrow fund (the "Special Escrow Fund") to be governed by the terms set forth herein. The Company Shareholder shall be entitled to all voting rights with respect to the New Focus Common Stock held in escrow on its behalf. The Company and the Company Shareholder agree that the Special Escrow Fund will be distributed in whole to New Focus and the Surviving Corporation upon delivery to the Escrow Agent of a Certificate of Non-Employment prior to the Expiration Date, in accordance with Section 7.2(a).

          (c) General Escrow Period. Distribution upon Termination of General Escrow Period. Subject to the following requirements, the General Escrow Fund shall be in existence immediately following the Effective Time and shall terminate upon the earlier to occur of (i) the termination of the Company Shareholder's status as an employee of New Focus or its subsidiary or (ii) 11:59 p.m., Pacific time, on the date that is one year from the Closing Date (the "General Escrow Period"); provided, however, that, with respect to indemnification for any Loss, the General Escrow Period shall not terminate with respect to any amount which, in the reasonable judgement of New Focus, subject to the objection of the Shareholder Representative and the subsequent arbitration of the matter in the manner provided in paragraph (i) below, is necessary to satisfy any claims that are either threatened in writing or are pending but unsatisfied and that are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such General Escrow Period with respect to facts and circumstances existing prior to the termination of such General Escrow Period. As soon as all such claims have been resolved the Escrow Agent shall notify New Focus of its intent to deliver to the Company Shareholders the remaining portion of the General Escrow Fund not required to satisfy such claims (the "General Settlement Amount"). As soon as all such claims, if any, have been resolved, and provided that New Focus has not delivered a Certificate of Non-Employment to the Escrow Agent, in accordance with Section 7.2(a), the Escrow Agent shall deliver to the Company Shareholder the remaining portion of the Escrow Funds not required to satisfy such claims. If the Company Shareholder would otherwise be entitled to a fraction of a share of New Focus Common Stock, he shall, instead, be entitled to receive from New Focus an amount of cash (rounded down to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price. New Focus shall use its commercially reasonable efforts to have such shares and cash delivered in a timely manner after such resolution.

          (d) Special Escrow Period; Distribution upon Termination of Special Escrow Period. Subject to the following requirements, the Special Escrow Fund shall be in existence during the Special Escrow Period. Upon the Expiration Date of the Special Escrow Period, and provided that New Focus has not delivered a Certificate of Non-Employment to the Escrow Agent, in accordance with Section 7.2(a), the Escrow Agent shall deliver to the Company Shareholder the Special Escrow Amount. If the Company Shareholder would otherwise be entitled to a fraction of a share of New Focus Common Stock, he shall, instead, be entitled to receive from New Focus an amount of cash (rounded down to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price. Upon the Expiration Date of the Special Escrow Period, and provided that New Focus has not delivered a Certificate of Non-Employment to the Escrow Agent , the Escrow Agent and New Focus shall use their commercially reasonable efforts to have, with respect to the Escrow Agent, such shares and, with respect tot New Focus, such cash, if any, delivered in a timely manner after such resolution.

          (e) Recourse to the Escrow Funds. The Escrow Funds shall be available to compensate the Indemnitees for any and all (i) Losses (whether or not involving a Third Party Claim), incurred or sustained by New Focus or any other Indemnitee as a result of any inaccuracy in or breach (or any claim by any third party alleging, constituting or involving an inaccuracy or breach) of any representation, warranty, covenant or agreement of the Company contained herein or in the Ancillary Agreements or in any instrument delivered pursuant to this Agreement or (ii) to compensate New Focus in the event of the Company Shareholder's employment termination prior to the Expiration Date. New Focus and the Company each acknowledge that such Losses, if any, or the Company Shareholder not continuing to be employed by New Focus at least until the Expiration Date of would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration to be paid to the Company Shareholder. The Company Shareholder shall not have any liability under this Agreement of any sort whatsoever in excess of the Escrow Funds for breach by the Company of any of its representations or warranties contained in this Agreement, the Ancillary Agreements or in any other instrument or document required to be delivered pursuant to this Agreement in connection herewith, except in the event of fraud or willful misconduct (i.e., a fraudulent or willful breach of a representation or warranty, but excluding a negligent or reckless breach). In the event of such a fraudulent breach, New Focus shall have all remedies available at law or in equity (including for tort) with respect to such breach.

          (f) Protection of Escrow Funds.

               (i) The Escrow Agent shall hold and safeguard the Escrow Funds during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of New Focus and shall hold and dispose of the Escrow Funds only in accordance with the terms hereof.

               (ii) Any shares of New Focus Common Stock or other Equity Equivalents securities issued or distributed by New Focus ("New Shares") in respect of New Focus Common Stock in the Escrow Funds which have not been released from the Escrow Funds shall be added to the Escrow Funds. New Shares issued in respect of shares of New Focus Common Stock which have been released from the Escrow Funds shall not be added to the Escrow Funds but shall be distributed to the record holders thereof. Cash dividends on New Focus Common Stock shall not be added to the Escrow Funds but shall be distributed to the record holders of the New Focus Common Stock on the record date set for any such dividend.

               (iii) The Company Shareholder shall have voting rights with respect to the shares of New Focus Common Stock contributed to the Escrow Funds by the Company Shareholder (and on any voting securities added to the Escrow Funds in respect of such shares of New Focus Common Stock).

          (g) Indemnification Claims Upon the General Escrow Fund.

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the General Escrow Period of a certificate signed by an Authorized Officer of New Focus (an "Officer's Certificate"): (A) stating that New Focus or another New Focus Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach (or any claim by any third party alleging, constituting or involving an inaccuracy or breach) of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any of the Ancillary Agreements or in any instrument or agreement delivered pursuant to this Agreement, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(h), deliver to New Focus out of the General Escrow Fund, as promptly as practicable, shares of New Focus Common Stock held in the General Escrow Fund in an amount equal to such Losses. Where the basis for a claim upon the General Escrow Fund by New Focus is that New Focus reasonably anticipates that it will pay or accrue a Loss, no payment will be made from the General Escrow Fund for such Loss unless and until such Loss is actually paid or accrued.

               (ii) For the purposes of determining the number of shares of New Focus Common Stock to be delivered to New Focus out of the General Escrow Fund pursuant to Section 7.2(a) or (g) or to be retained in the General Escrow Fund after the General Escrow Period pursuant to Section 7.2(c), the shares of New Focus Common Stock shall be valued at the Closing Price.

          (h) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to New Focus of any General Escrow Amount pursuant to Section 7.2(g). After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of New Focus Common Stock from the Escrow Funds in accordance with Section 7.2(g), provided that no such payment or delivery may be made to the extent the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (i) Resolution of Conflicts; Arbitration.

               (i) In case the Shareholder Agent shall object in writing to all or any portion of any claim or claims made in any Officer's Certificate, the Shareholder Agent and New Focus shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and New Focus should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of New Focus Common Stock from the General Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either New Focus or the Shareholder Agent may demand arbitration of the dispute unless the amount of the damage or Loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three arbitrators, one selected by New Focus and one selected by the Shareholder Agent, and the two arbitrators selected by New Focus and the Shareholder Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the General Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of Santa Clara, California under the commercial rules of arbitration then in effect of the American Arbitration Association. For purposes of this Section 7.2(i), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, New Focus shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award New Focus less than the sum of one-half of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Shareholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (j) Shareholder Agent; Power of Attorney.

               (i) In the event that the Merger is approved by the Company Shareholder, effective upon such vote, and without further act of the Company Shareholder, Nai-Yu Pai shall be appointed as agent and attorney-in-fact (the "Shareholder Agent") for the Company Shareholder, for and on its behalf, to give and receive notices and communications, to authorize delivery to New Focus of shares of New Focus Common Share from the Escrow Funds in satisfaction of claims by New Focus, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholder from time to time upon not less than thirty (30) days prior written notice to New Focus. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his services. Notices or communications to or from the Shareholder Agent shall constitute notice to or from the Company Shareholder.

               (ii) The Shareholder Agent shall not incur any liability with respect to any action taken or suffered by him or omitted hereunder as Shareholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholder Agent may, in all questions arising hereunder, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Shareholder Agent based on such advice, the Shareholder Agent shall not be liable to anyone. The Shareholder Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Shareholder Agent.

               (iii) The Shareholder Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholder Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree in writing to treat such information confidentially).

          (k) Actions of the Shareholder Agent. A decision, act, consent or instruction of the Shareholder Agent shall constitute a decision of the Company Shareholder for whom a portion of the Escrow Amount otherwise issuable to it are deposited in the Escrow Funds and shall be final, binding and conclusive upon the Company Shareholder, and the Escrow Agent and New Focus may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of the Company Shareholder. The Escrow Agent and New Focus are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

          (l) Third-Party Claims. In the event New Focus becomes aware of a third-party claim (a "Third Party Claim") which New Focus reasonably expects may result in a demand against the General Escrow Fund, New Focus shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the Company Shareholder, shall be entitled, at the Company

Shareholder's expense, to participate in any defense of such claim. New Focus shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if New Focus settles any Third Party Claim without the Shareholder Agent's consent (which consent shall not be unreasonably withheld or delayed), New Focus may not make a claim against the General Escrow Fund with respect to the amount of Losses incurred by New Focus in such settlement. In the event that the Shareholder Agent has consented to any such settlement, the Shareholder Agent shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by New Focus against the General Escrow Fund with respect to the amount of Losses incurred by New Focus in such settlement.

          (m) Indemnification for Shareholder Agent. The Company Shareholder shall, indemnify, defend and hold the Shareholder Agent harmless from and against any Loss, damage, tax, liability and expense that may be incurred by the Shareholder Agent arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties, except as caused by the Shareholder Agent's gross negligence or willful misconduct, including the legal costs and expenses of defending such Shareholder Agent against any claim or liability in connection with the performance of the Shareholder Agent's duties. The Shareholder Agent shall be entitled, but not limited, to such indemnification from the Escrow prior to any distribution thereof to the Company Shareholder, but after any distributions therefrom to New Focus.

          (n) Escrow Agent's Duties.

               (i) Limitation on Duties of Escrow Agent. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of New Focus and the Shareholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) Compliance with Orders. The Escrow Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such Order, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

               (iii) Limitations on Liability of Escrow Agent. The Escrow Agent shall not be liable in any respect on account of (A) the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder; or (B) the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (iv) Good Faith of Escrow Agent. In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, Losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him, her or it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (v) Non-responsibility of Escrow Agent. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of New Focus Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for any damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of New Focus Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.


               (vi) Indemnification of Escrow Agent. New Focus and its successors and assigns agrees to indemnify and hold the Escrow Agent harmless against any and all Losses incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (vii) Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: the parties shall use their reasonable best efforts to mutually agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor Escrow Agent authorized to do business in the State of California. The successor Escrow Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (o) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by New Focus. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. New Focus agrees to pay these sums upon demand.

                                   ARTICLE 8
                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual agreement of the Company and New Focus;

          (b) by New Focus or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Time) on March 1, 2001 (the "Outside Date"), (provided, however, that (A) if the failure to obtain any Approval of Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated hereby has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, then the Outside Date shall be automatically extended to April 1, 2001, and (B) the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

          (c) by New Focus if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit New Focus's ownership or operation of all or any portion of the business of the Company or
(ii) compel New Focus to dispose of or hold separate all or any portion of the Assets and Properties of the Company as a result of the Merger;

          (d) by New Focus if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Section 6.1 or
Section 6.3, as the case may be, would not be satisfied prior to the Closing
Date;

          (e) by the Company if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of New Focus and (i) New Focus is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty (30) days, after notice of such breach to New Focus (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in Section 6.1 or Section 6.2, as the case may be, would not be satisfied as of the Closing Date;

          (f) by New Focus, if this Agreement shall not have been approved and adopted by the requisite votes or consents, as applicable, of the Company's shareholders in accordance with Delaware Law at any meeting (or any adjournment thereof) convened for the purpose of taking a vote with respect to the Merger or, in any solicitation of the Company Shareholder written consent with respect to the Merger, within twenty (20) days after the record date established for determining the shareholders of the Company entitled to consent;

          (g) by New Focus, if the status of any of the individuals listed on
Schedule 6.3(i) as employees of the Company is altered without the prior written consent of New Focus, except for reason of death or disability;


          (h) by New Focus, if, at any time, less than ninety percent (90%) of the Company's engineering and research and development employees of the Company employed as of the date of this Agreement (exclusive of those listed on Schedule 6.3(i)) shall cease to be employed by the Company at the Closing; or

          (i) by New Focus, if, at any time, the Company does not manufacture and ship at least 15 coupler machines each month.

     8.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of New Focus or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; provided, however, that each party shall remain liable for any willful breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5 and 8.2, Article 9 (exclusive of Section 9.3) and the applicable definitions set forth in Article 10 shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that the consent of the Shareholder Agent and the Escrow Agent shall not be required in connection with any amendment to this Agreement that does not affect the rights and obligations of the Shareholder Agent or the Escrow Agent, as applicable.

     8.4 Extension; Waiver. At any time prior to the Effective Time, New Focus and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

               If to New Focus to:

                      New Focus, Inc.
                      5215 Hellyer Ave., Suite 100
                      San Jose, CA 95138-1001Facsimile No.: (503) 210-7863
                      Attn: Chief Financial Officer

               with a copy (which shall not constitute notice) to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Facsimile No.:(650) 496-4367
                      Attn:  Alisande M. Rozynko, Esq.

                      If to the Company to:

                      GLOBE Y.  TECHNOLOGY, Inc.
                      43228 Christy Street
                      Fremont, CA  94538
                      Facsimile No.:
                      Attn:  President and Chief Executive Officer

               If to the Shareholder Agent:

                      Nai-Yu Pai
                      3031 Tisch Way, #603
                      San Jose, CA  95128
                      Facsimile No.:  (408) 984-0898

               If to the Escrow Agent:
                      Cupertino National Bank, d.b.a Greater Bay Trust Company 430 Cowper Street
                      Palo Alto, CA  94301
                      Attn: Kathleen M. Colgan, V.P. and Senior Trust Officer Facsimile No.: (650) 473-9932

     All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this
Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     9.2 Entire Agreement. This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule and the New Focus Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Exclusivity and Confidentiality Letter Agreement between the parties dated September 15, 2000, as amended October 3, 2000.

     9.3 Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby.

     9.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     9.5 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article 7.

     9.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.7 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     9.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.9 Governing Law. This Agreement, any other merger agreements, the Ancillary Agreements and any other closing documents shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California; provided, however, that the Merger shall be governed by Delaware Law.

     9.10 WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

     9.11 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

     9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

     9.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE 10
                                   DEFINITIONS

     10.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

          "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

          "Agreement" means this Merger Agreement and Plan of Reorganization, including (unless the context otherwise requires) the Exhibits and the Disclosure Schedules and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          "Agreement of Merger" has the meaning ascribed to it in Section 1.2.

          "Ancillary Agreements" has the meaning ascribed to it in Section 2.2.

          "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Authorized Officer" means one of the following officers: Kenneth E. Westrick, President and Chief Executive Officer; William L. Potts, Jr., Chief Financial Officer, Dr. Timothy Day, Chief Technical Officer and Vice President, Engineering, Telecom; or Nicola Pignati, Chief Operating Officer.

          "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

          "Business Combination" means, with respect to any Person, (a) any merger, consolidation, share exchange reorganization or other business combination transaction to which such Person is a party, (b) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or the exercise of options or warrants outstanding on the date hereof or issued in accordance with the covenants of this Agreement), (c) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (d) any sale, dividend or other disposition of all or a material or significant portion of the Assets and Properties of such Person (including by way of exclusive license or joint venture formation) or (e) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "Business or Condition of New Focus" means the business, condition (financial or otherwise), results of operations or Assets and Properties of the New Focus and its Subsidiaries, considered in the aggregate.

          "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, or Assets and Properties of the Company and each of its Subsidiaries, considered in the aggregate.

          "California Code" means the California Corporations Code and all amendments and additions thereto.

          "California Law" means the substantive laws of the State of California.

          "California Permit" has the meaning ascribed to it in Section 1.11.

          "Certificate" has the meaning ascribed to it in Section 1.9(b).

          "Certificate of Merger" has the meaning ascribed to it in Section 1.2.

          "Certificate of Non-Employment" has the meaning ascribed to it in
Section 7.2(a).

          "Closing" means the closing of the transactions contemplated by
Section 1.2.

          "Closing Date" has the meaning ascribed to it in Section 1.2.

          "Closing Price" means the average per share closing sales price of New Focus Common Stock as traded on the NNM and reported by The Wall Street Journal for the ten (10) consecutive market trading days commencing on the eleventh
(11th) market trading day prior to the Closing Date and ending on (inclusive) the second (2nd) market trading day prior to the Closing Date; provided, however, that with respect to claims pursuant to Section 7.2(g), the Closing Price shall mean the closing sales price of New Focus Common Stock as traded on the NNM and reported by The Wall Street Journal on the date that is five days prior to the Closing Date.

          "Company" has the meaning ascribed to it in the forepart of this Agreement.

          "Company Affiliates" has the meaning ascribed to it in Section 5.10.

          "Company Common Stock" has the meaning ascribed to it in Section
2.3(a).

          "Company Disclosure Schedule" means the schedules delivered to New Focus by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in Article 2 or otherwise.

          "Company Financials" means the consolidated balance sheet of the Company, prepared in accordance GAAP and applied on a consistent basis, as of the nine-month period ended September 30, 2000, and the related audited statement of income, changes in shareholders' equity and cash flows for the nine-month period ended September 30, 2000, prepared in accordance GAAP and applied on a consistent basis, and, in each case, including the notes thereto together with the notes thereto and the unqualified report of the Company's independent accountants with respect thereto.

          "Company Intellectual Property" shall mean any Intellectual Property that (a) is owned by the Company; (b) is licensed to the Company; (c) was developed or created by or for the Company; or (d) is used in or necessary for the conduct of the business of the Company as presently or heretofore conducted or as intended to be used in or necessary for the conduct of the business of the Company, including (i) Company Intellectual Property created by the Founders related to the Company's business including such Intellectual Property created by the Company's founders prior to the Company's incorporation, which was not created for or on behalf of former employers, and (ii) all Company Intellectual Property created by employees and consultants which was created for or on behalf of the Company.

          "Company Owned Intellectual Property" shall mean the Company Intellectual Property owned by the Company.

          "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by, the Company.

          "Company Shareholder" shall mean Howard Yue, the sole shareholder of outstanding shares of Company Common Stock.

          "Company Shareholder Action" has the meaning ascribed to it in Section 5.2.

          "Competing Proposed Transaction" has the meaning ascribed to it in
Section 4.2.

          "Contract" means any contract, agreement or other business arrangement (whether oral or written) including:

               (i) any distributor, sales, advertising, agency or manufacturer's representative contract;

               (ii) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than fifteen thousand dollars ($15,000) over the life of the contract;

               (iii) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one (1) year after the date of this Agreement;

               (iv) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

               (v) any contract for capital expenditures in excess of twenty thousand dollars ($20,000) in the aggregate;

               (vi) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract;

               (vii) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

               (viii) any contract with any person with whom the Company does not deal at arm's-length;

               (ix) any contract that is not terminable by the Company upon thirty (30) days (or less) notice by the Company without penalty or obligation to make payments based on such termination and which (i) requires payments by the Company in excess of twenty thousand dollars ($20,000) (either alone or pursuant to a Series of related contracts), or (ii) requires the Company to provide services to any Person after the Closing; or

               (x) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

          "Delaware Law" means the Delaware General Corporation Law and all amendments and additions thereto.

          "Escrow Agent" means an institution acceptable to New Focus and the Shareholder Agent, which institution shall become party to this agreement prior to the Effective Time by executing the signature page hereto without any further action by the parties hereto.

          "Disclosure Schedules" means the Company Disclosure Schedule and the New Focus Disclosure Schedule.

          "Effective Time" has the meaning ascribed to it in Section 1.2.

          "Employment and Non-Competition Agreement" has the meaning set forth in Recital E to this Agreement.

          "Employment and Non-Solicitation Agreement" has the meaning ascribed to it in Recital F to this Agreement.

          "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

          "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or regional list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

          "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to of Hazardous Materials, including (in the U.S.) the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

          "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental or Regulatory Authority.

          "Equity Equivalents" means securities (including Options to purchase any shares of Company Common Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" has the meaning ascribed to it in the definition of "Plan" in this Section 10.

          "Escrow Amount" means the General Escrow Amount and the Special Escrow Amount, collectively.

          "Escrow Funds" means the General Escrow Fund and the Special Escrow Fund, collectively.

          "Escrow Period" means the applicable General Escrow Period or Special Escrow Period.

          "Estimated Third Party Expenses" has the meaning ascribed to it in
Section 2.24.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "Exchange Agent" means U.S. Stock Transfer Corporation.

          "Exchange Ratio" means the quotient obtained by dividing (a) the Total Merger Consideration by (b) the number of outstanding shares of Company Common Stock.

          "Expiration Date" means the last date of the General Escrow Period or the Special Escrow Period, as applicable.

          "Fairness Hearing" has the meaning ascribed to it in Section 1.11.

          "Financial Statement Date" means September 30, 2000.

          "Founder" means Howard Yue.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "General Escrow Amount" means the number of shares of New Focus Common Stock obtained by multiplying (a) the aggregate number of shares of New Focus Common Stock issuable by the New Focus at the Effective Time to the Company Shareholder in accordance with the Section 1.6(a) by (b) 0.15. The shares deposited with the Escrow Agent shall not be subject to any repurchase rights.

          "General Escrow Fund" has the meaning ascribed to it in Section
7.2(a).

          "General Escrow Period" has the meaning ascribed to it in Section 7.2(c).

          "General Settlement Amount" has the meaning ascribed to it in Section 7.2(c)

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

          "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. ss.1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a relevant group or any Contract.

          "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          "Indemnitees" shall have the meaning ascribed to it in Section 7.2(a).

          "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

          "IRS" means the United States Internal Revenue Service or any successor entity.

          "IT" has the meaning ascribed to it in Section 5.16.

          "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Lease Documents" has the meaning ascribed to it in Section 2.15(d).

          "Leased Real Property(ies)" has the meaning ascribed to it in Section 2.15(a).

          "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

          "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (a) the investigation or defense of any Third Party Claims or (b) asserting or disputing any rights under this Agreement against any party hereto or otherwise), net of any insurance proceeds actually received (without any adverse effect on the premiums paid for such insurance) or proceeds received by virtue of third party indemnification.

          "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of the Company or New Focus, as applicable; provided, however, that any change in the per share sales price of New Focus Common Stock as traded on the NMM shall in no event constitute a Material Adverse Effect.

          "Merger" has the meaning ascribed to it in Recital A to this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "New Focus" has the meaning ascribed to it in the forepart of this Agreement.

          "New Focus Common Stock" has the meaning ascribed to it in Recital C to this Agreement.

          "New Focus Disclosure Schedule" has the meaning ascribed to it in the forepart of Article 3.

          "New Focus Financial Statements" has the meaning ascribed to it in
Section 3.4.

          "New Focus Indemnitees" has the meaning ascribed to it in Section 7.2(b).

          "New Shares" has the meaning ascribed to it in Section 7.2(d)(ii).

          "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

          "Officer's Certificate" has the meaning ascribed to it in Section 7.2(e)(i).

          "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract (other than the Company Preferred Stock) that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, social security contribution, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

          "Outside Date" shall have the meaning ascribed to it in Section
8.1(b).

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "Permit" means any license, permit, franchise or authorization.

          "Permit Application" has the meaning ascribed to it in Section 2.29

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Plan" mean (a) each of the "employee benefit plans" (as such term is defined in Section 3(3) of ERISA, of which any of the Company, any Subsidiary, or any member of the same controlled group of businesses as the Company or any Subsidiary within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any Subsidiary or any of their ERISA Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of the Company any Subsidiary or any of their ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

          "Product Designs" shall mean the designs developed by the Company for those proposed products of the Company, in the form in which such designs exist as of the Closing, and excluding any corrections, modifications, enhancements and derivatives made thereto following the Closing.

          "PTO" means the United States Patent and Trademark Office.

          "Registered Intellectual Property" shall mean all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (c) registered copyrights and applications for copyright registration; (d) any mask work registrations and applications to register mask works; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

          "Representatives" has the meaning ascribed to it in Section 2.30.

          "Scheme" has the meaning ascribed to it in Section 2.14(e).

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

          "Securities Act" has the meaning ascribed to it in Section 1.11.

          "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

          "Shareholder Agent" has the meaning ascribed to it in Section
7.2(j)(i).

          "Shareholder Certificate" has the meaning ascribed to it in Section 5.1(b).

          "Software Code" means the code to Company's proprietary software used in the Company's Business.

          "Special Escrow Amount" means the number of shares of New Focus Common Stock obtained by multiplying (a) the aggregate number of shares of New Focus Common Stock issuable by the New Focus at the Effective Time to the Company Shareholder in accordance with the Section 1.6(a) by (b) 0.05. The shares deposited with the Escrow Agent shall not be subject to any repurchase rights.

          "Special Escrow Fund" shall have the meaning ascribed to it in Section 7.2(b).

          "Special Escrow Period" means the period beginning on the Effective Date and ending upon the earlier to occur of (i) the termination of the Company Shareholder's status as an employee of New Focus or its Subsidiary or (ii) 11:59 p.m., Pacific Time on the date that is two years from the Closing Date.

          "Subsidiary" means any Person in which the Company or New Focus, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

          "Support Agreement" has the meaning ascribed to it in Recital D to this Agreement.

          "Surviving Corporation" has the meaning ascribed to it in Section 1.1.

          "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States, including Section 203 of the Delaware Law.

          "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

          "Tax Laws" means the Internal Revenue Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

          "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

          "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Third Party Claim" has the meaning ascribed to it in Section 7.2(i).

          "Third Party Expenses" has the meaning ascribed to it in Section 5.5.

          "Total Merger Consideration" shall mean the number of shares of New Focus Common Stock determined by dividing (i) $50,000,000 by (ii) the Closing Price.

     10.2 Construction.

          (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. When used herein, the terms "party" or "parties" refer to New Focus, on the one hand, and the Company, on the other, and the terms "third party" or "third parties" refers to Persons other than New Focus or the Company.

          (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, and (B) with respect to the Company, the Company Shareholder and the advisors to the Company (who are individuals), including outside auditors and legal counsel who have been actively involved in representing the Company.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, New Focus and the Company, and with respect to Section 1.9, Article 7 and Article 9 only, the Shareholder Agent and the Escrow Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.



GLOBE Y.  TECHNOLOGY, INC.                        NEW FOCUS, INC.



By: /s/ HOWARD YUE                                By:
    ---------------------------                      ---------------------------

Title: President                                  Title:
      -------------------------                         ------------------------

ESCROW AGENT                                      NECTAR ACQUISITION CORPORATION



CUPERTINO NATIONAL BANK,
D.B.A. GREATER BAY TRUST COMPANY                  By:
                                                     ---------------------------

By:                                               Title:
    ---------------------------                          -----------------------
Title:
      -------------------------

SHAREHOLDER AGENT                                 COMPANY SHAREHOLDER


By: /s/ NAI-YU-PAI                                /s/ HOWARD YUE
    ---------------------------                   ------------------------------
            Nai-Yu Pai                            Howard Yue

     IN WITNESS WHEREOF, New Focus and the Company, and with respect to Section 1.9, Article 7 and Article 9 only, the Shareholder Agent and the Escrow Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.



GLOBE Y.  TECHNOLOGY, INC.                        NEW FOCUS, INC.



By:                                               By: /s/ KENNETH E. WESTRICK
    ---------------------------                      ---------------------------

Title:                                            Title: Kenneth E. Westrick
      ------------------------                           President
                                                        ------------------------

ESCROW AGENT                                      NECTAR ACQUISITION CORPORATION



CUPERTINO NATIONAL BANK,
D.B.A. GREATER BAY TRUST COMPANY                  By: /s/ KENNETH E. WESTRICK
                                                     ---------------------------
By:                                               Title: Kenneth E. Westrick
   --------------------------                            President
Title:                                                  ------------------------
      ------------------------

SHAREHOLDER AGENT                                 COMPANY SHAREHOLDER


By:
    ---------------------------                   ------------------------------
            Nai-Yu Pai                            Howard Yue

     IN WITNESS WHEREOF, New Focus and the Company, and with respect to Section 1.9, Article 7 and Article 9 only, the Shareholder Agent and the Escrow Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.



GLOBE Y.  TECHNOLOGY, INC.                        NEW FOCUS, INC.



By:                                               By:
    ---------------------------                      ---------------------------

Title:                                            Title:
      -------------------------                         ------------------------

ESCROW AGENT                                      NECTAR ACQUISITION CORPORATION



CUPERTINO NATIONAL BANK,
D.B.A. GREATER BAY TRUST COMPANY                  By:
                                                     ---------------------------

By: CATHLEEN M. COLGAN                            Title:
    ---------------------------                          -----------------------
Title: VICE PRESIDENT AND
       SENIOR TRUST OFFICER
      -------------------------

SHAREHOLDER AGENT                                 COMPANY SHAREHOLDER


By:
    ---------------------------                   ------------------------------
            Nai-Yu Pai                            Howard Yue

                    SCHEDULE 6.3(i) EMPLOYEES AND CONSULTANTS

Stone Xie

Lisa Quan

Paul Gao

Ariel Yue

Jinjun Wei

Eugene Ding

Christy Sun

                    SCHEDULE 6.3(j) EMPLOYEES AND CONSULTANTS



Stone Xie

Lisa Quan

Paul Gao

Ariel Yue

Jinjun Wei

Eugene Ding

Christy Sun